                                                                     EXHIBIT 4.3






                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN














                                                    [This Plan is restated to
                                                    incorporate all amendments
                                                    adopted through November 30,
                                                    1999.]

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN
                                TABLE OF CONTENTS


                                                                                                         PAGE

ARTICLE 1 -  DEFINITIONS..................................................................................1

        1.1         Account...............................................................................1
        1.2         Administrative Committee..............................................................1
        1.3         After-Tax Contribution................................................................1
        1.4         Before-Tax Contribution...............................................................1
        1.5         Basic Contribution....................................................................2
        1.6         Beneficiary...........................................................................2
        1.7         Code..................................................................................2
        1.8         Company...............................................................................2
        1.9         Company Share.........................................................................2
        1.10        Compensation..........................................................................2
        1.11        Controlled Group......................................................................3
        1.12        Controlled Group Member...............................................................3
        1.13        Director..............................................................................3
        1.14        Disability............................................................................3
        1.15        Distribution Request..................................................................4
        1.16        Diversified Equity Fund...............................................................4
        1.17        Effective Date........................................................................4
        1.18        Eligible Employee.....................................................................4
        1.19        Employee..............................................................................4
        1.20        Employee Contribution.................................................................4
        1.21        Employer..............................................................................5
        1.22        Enrollment............................................................................5
        1.23        Enrollment Change.....................................................................5
        1.24        ERISA.................................................................................5
        1.25        GenCorp Stock Fund....................................................................5
        1.26        Highly Compensated Employee...........................................................5
        1.27        Interest Income Fund..................................................................9
        1.28        Investment Fund.......................................................................9
        1.29        Investment Manager....................................................................9
        1.30        Layoff Status.........................................................................9
        1.31        Benefits Management Committee.........................................................9
        1.32        Matching Contribution.................................................................9
        1.33        Member................................................................................9
        1.34        Plan.................................................................................10

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN
                                TABLE OF CONTENTS
                                     (cont.)

        1.35            Plan Share...........................................................................10
        1.36            Plan Year............................................................................10
        1.37            Qualified Plan.......................................................................10
        1.38            Rollover Contribution................................................................10
        1.39            Salary Deferral Agreement............................................................10
        1.40            Salary Reduction Agreement...........................................................10
        1.41            Supplemental Contribution............................................................11
        1.42            Supplemental Make-up Contribution....................................................11
        1.43            Trust Agreement......................................................................11
        1.44            Trust Fund...........................................................................11
        1.45            Trustee..............................................................................11
        1.46            Valuation Date.......................................................................11
        1.47            Leased Employee......................................................................12
        1.48            Monthly Valuation Date...............................................................12

ARTICLE 2 - ELIGIBILITY, MEMBERSHIP AND ENROLLMENT...........................................................13

        2.1             Eligibility..........................................................................13
        2.2             Membership...........................................................................13
        2.3             Exclusion From Participation.........................................................13
        2.4             Termination of Employment............................................................14

ARTICLE 3 - CONTINUOUS SERVICE...............................................................................15

        3.1             Continuous Service...................................................................15
        3.2             Service Definitions..................................................................15
        3.3             Special Rules........................................................................16
        3.4             Approved Leave of Absence............................................................17

ARTICLE 4 - EMPLOYEE CONTRIBUTIONS...........................................................................17

        4.1             Amount of Employee Contributions.....................................................17
        4.2             Changes in Contributions.............................................................19
        4.3             Suspension and Resumption of Contributions...........................................20
        4.4             Reduction in Employee Contributions..................................................20
        4.5             Transfer and Allocation to Accounts..................................................21

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN
                                TABLE OF CONTENTS
                                     (cont.)


ARTICLE 5 - MATCHING CONTRIBUTIONS...........................................................................22

        5.1             Matching Contributions...............................................................22
        5.2             Amount and Form of Payments..........................................................24
        5.3             Time of Matching Contributions.......................................................24
        5.4             Allocation of Matching Contributions.................................................25
        5.5             Limitation on Transfer...............................................................25

ARTICLE 6 - TRUST FUND AND INVESTMENT FUNDS..................................................................26

        6.1             Trust Agreement......................................................................26
        6.2             The Trustee..........................................................................26
        6.3             Separate Investment Funds............................................................26
        6.4             Temporary Investment.................................................................27
        6.5             Investment Managers..................................................................27
        6.6             Payment of Expenses..................................................................27
        6.7             Use of Assets........................................................................28
        6.8             OMNOVA Stock Fund....................................................................29

ARTICLE 7 - INVESTMENT OPTIONS AND ELECTIONS.................................................................30

        7.1             Investment Options...................................................................30
        7.2             Changes in Investment Funds..........................................................31
        7.3             Transfers............................................................................31
        7.4             Matching Contributions...............................................................32
        7.5             Accounts.............................................................................32
        7.6             Directions to Trustee................................................................33
        7.7             Member Responsibility for Selection of Funds.........................................33
        7.8             Voting and Tendering of Company Shares...............................................34
        7.9             OMNOVA Stock Fund Accounts of GenCorp Employees......................................36
        7.10            GenCorp Stock Fund Accounts of OMNOVA Employees......................................36

ARTICLE 8 - VALUATION OF ASSETS AND PLAN SHARES..............................................................37

        8.1             Valuation of Assets..................................................................37
        8.2             Determination of Plan Share Values...................................................37
        8.3             Reporting of Plan Share Values.......................................................37

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN
                                TABLE OF CONTENTS
                                     (cont.)


        8.4             Adjustments to Member Accounts.......................................................37
        8.5             Values on Days other than Valuation Dates............................................38
        8.6             Statement of Accounts................................................................38

ARTICLE 9 - VESTING AND REPAYMENT............................................................................38

        9.1             Vesting of Interests.................................................................38
        9.2             Repayment of Contributions...........................................................39
        9.3             Unclaimed Distribution...............................................................40

ARTICLE 10 - DISTRIBUTIONS TO MEMBERS........................................................................41

        10.1            Regular Distributions................................................................41
        10.2            Hardship Distribution................................................................43
        10.3            Termination Distributions to Members.................................................45
        10.4            Time and Form of Distributions.......................................................45
        10.5            Reemployment of Member...............................................................46
        10.6            Direct Rollovers.....................................................................46
        10.7            Loans................................................................................48

ARTICLE 11 -            DISTRIBUTIONS TO BENEFICIARIES
                        AND ALTERNATE PAYEES.................................................................50

        11.1            Distributions to Beneficiaries.......................................................50
        11.2            Designation of Beneficiary...........................................................51
        11.3            Form and Time of Distribution........................................................51

ARTICLE 12 -            SPECIAL DISTRIBUTION PROVISIONS......................................................52

        12.1            Distribution Election................................................................52
        12.2            Mandatory Distribution...............................................................52
        12.3            Death of Member......................................................................52
        12.4            Death of Beneficiary.................................................................53

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN
                                TABLE OF CONTENTS
                                     (cont.)


        12.5            Legal Capacity.......................................................................53
        12.6            Delayed Payment......................................................................53

ARTICLE 13 -            ADMINISTRATION OF THE PLAN...........................................................53

        13.1            Administrator........................................................................53
        13.2            Administrative Committee.............................................................54
        13.3            Benefits Management Committee........................................................55
        13.4            Named Fiduciaries....................................................................56
        13.5            Authority and Duties of Various Fiduciaries..........................................56
        13.6            Delegation...........................................................................59
        13.7            Multiple Capacities..................................................................59
        13.8            Compensation and Expenses of Fiduciaries.............................................59

ARTICLE 14 -            CLAIM PROCEDURES.....................................................................59

        14.1            Claim................................................................................59
        14.2            Initial Determination................................................................60
        14.3            Review...............................................................................60
        14.4            Effect of Decision...................................................................61

ARTICLE 15 -            ADOPTION OF PLAN BY CONTROLLED
                        GROUP MEMBERS........................................................................61

        15.1            Plan Adoption Procedure..............................................................61
        15.2            Effect of Plan Adoption..............................................................62

ARTICLE 16 -            AMENDMENT AND TERMINATION............................................................62

        16.1            Amendment............................................................................62
        16.2            Termination..........................................................................63

ARTICLE 17 -            CONSOLIDATION AND TRANSFER...........................................................64

        17.1            Consolidation........................................................................64
        17.2            Transfer.............................................................................64

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN
                                TABLE OF CONTENTS
                                     (cont.)

        17.3            Preservation of Benefits.............................................................64

ARTICLE 18 -            ADDITIONAL PROVISIONS................................................................64

ARTICLE 19 -            MISCELLANEOUS........................................................................65

        19.1            Benefits Payable from Trust Fund.....................................................65
        19.2            Payments for Exclusive Benefits of Members...........................................65
        19.3            Address of Record....................................................................65
        19.4            Elections............................................................................65
        19.5            No Right to Continued Employment.....................................................66
        19.6            No Assurance.........................................................................66
        19.7            Time of Action.......................................................................66
        19.8            Headings.............................................................................66
        19.9            Use of Masculine Terms...............................................................66
        19.10           Ohio Law to Govern...................................................................66
        19.11           Inalienability of Benefits and Interest..............................................67
        19.12           Severability.........................................................................67

ARTICLE 20 -            TERMS OF MERGERS OR CONSOLIDATIONS...................................................68

        20.1            Merger with Aerojet Savings Plan.....................................................68
        20.2            Merger with GenCorp Non-Bargaining Employees' Savings Plan...........................70
        20.3            Merger with Aerojet Bargaining Unit Savings Plan.....................................71
        20.4            Spin-Off of OMNOVA Solutions Inc. on October 1, 1999.................................72

                          LIST OF SCHEDULES AND APPENDICES
                          --------------------------------

SCHEDULE A -- CATEGORIES OF ELIGIBLE EMPLOYEES

SCHEDULE B -- INVESTMENT FUNDS AVAILABLE TO MEMBERS

APPENDIX A -- NONDISCRIMINATION REQUIREMENTS

APPENDIX B -- LIMITATIONS ON ALLOCATIONS

APPENDIX C -- TOP-HEAVY PROVISIONS

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN


         Effective as of l July l989, GenCorp Inc. adopted the savings and investment plan set forth herein on behalf of itself and each corporation 50% or more of whose voting shares were owned by the Company, directly or indirectly, and which adopts the Plan with the Company's approval. Effective as of October 1, 1999, the Plan was amended to be a multiple employer plan as described in
Section 20.4


                                    Article 1


                                   Definitions
                                   -----------


         The following words as used in the Plan shall have the meanings set forth in this Article 1 unless the context clearly implies otherwise. Certain additional terms are defined in other provisions of the Plan.


         1.1 "ACCOUNT" means the records maintained hereunder to reflect the amount and value of a Member's interest in the Trust Fund and each Investment Fund, associated with Employee Contributions, Rollover Contributions, Matching Contributions, distributions and investment earnings and results.


         1.2 "ADMINISTRATIVE COMMITTEE" means the Committee designated in Section l3.2.


         1.3 "AFTER-TAX CONTRIBUTION" means a contribution which a Member may elect to make to the Trust Fund from his Compensation after deduction of taxes.


         1.4 "BEFORE-TAX CONTRIBUTION" means an Employer contribution to the Trust Fund that is allocated to a Member's Account pursuant to a Salary Reduction Agreement.

         1.5 "BASIC CONTRIBUTION" means any Employee Contribution by or for a Member for a Plan Year which is not in excess of six percent of the Member"s Compensation for the Plan Year.


         1.6 "BENEFICIARY" means the one or more persons or entities designated pursuant to Section 11.2 or otherwise entitled to receive a distribution of a Member's interest in the Plan if he dies.


         1.7 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.


         1.8 "COMPANY" means GenCorp Inc., an Ohio corporation.


         1.9 "COMPANY SHARE" means a share of the voting common stock of the Company.


         1.10 "COMPENSATION" means the amount of regular wages or base salary, cash bonuses, commissions, and pay for overtime work, which an Employer actually pays (or would have paid but for a Salary Reduction Agreement or Salary Deferral Agreement) to a Member during a Plan Year, but excludes (a) any other amount paid under an employment agreement or employee benefit or compensation plan unless such agreement or plan expressly provides that such amount shall be included in Compensation for purposes of this Plan and is approved by the Administrative Committee, and (b) any amount which is earned but payment of which is deferred by election of a Member or otherwise, except pursuant to a Salary Reduction Agreement or Salary Deferral Agreement.


         Effective as of 1 December 1989, the annual compensation of a Member for a Plan Year, which is taken into account for any purpose, shall not exceed $200,000 (for Plan Years beginning in 1989 through 1993) or $150,000 (for Plan Years beginning in 1994 or thereafter), as adjusted in regulations prescribed by the Secretary of the Treasury. In determining the compensation of a Member for purposes of this limitation, the rules of Code section 414(q)(6) shall apply except that, in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.


         1.11 "CONTROLLED GROUP" means the Company and any and all (a) corporations (50% or more of whose voting stock is owned or controlled by the Company, directly or indirectly) and (b) unincorporated trades and businesses owned or controlled by the Company, directly or indirectly, and the employees of which, together with employees of the Company, are required to be treated as employees of a single employer under Code Section 414, including regulations prescribed by the Secretary of the Treasury thereunder.


         1.12 "CONTROLLED GROUP MEMBER" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.


         1.13 "DIRECTOR" means each and every person who serves as a director of the Company.


         1.14 "DISABILITY" means the inability of a Member to perform the duties assigned to him by an Employer for an extended period of time due to a mental or physical condition. The determination of a Member's Disability shall be made by the Company after receiving competent medical advice by a physician satisfactory to the Company and independent of a determination of Disability under any other employee benefit plan maintained by any Controlled Group Member.


         1.15 "DISTRIBUTION REQUEST" means the form prescribed by the Company for use by a Member to obtain a distribution of all or part of the Plan Shares credited to his Account.


         1.16 "DIVERSIFIED EQUITY FUND" means one of the Investment Funds, the assets of which are invested primarily in the shares of the common stock and equity securities of companies other than the Company.


         1.17 "EFFECTIVE DATE" means 1 July 1989, the first day on which the Plan becomes effective.


         1.18 "ELIGIBLE EMPLOYEE" means an Employee who is in a category of Employees designated as Eligible Employees on Schedule A, attached hereto and made a part hereof, and not excluded under Section 2.3.


         1.19 "EMPLOYEE" means any person who is employed by any Controlled Group Member including: (a) an Employee who is in Layoff Status; (b) a Leased Employee, but only for purposes of the requirements of Code section 414(n)(3); and (c) individuals who are treated as Employees of an Employer pursuant to regulations under Code section 414(o).


         1.20 "EMPLOYEE CONTRIBUTION" means each and all of a Member's After-Tax Contributions and the Employer contributions allocated to the Member's Account as Before-Tax Contributions. For purposes of this Plan, an Employee Contribution made "for" a Member refers to the allocation by the Trustee of Employer contributions to the Member's Account as Before-Tax Contributions, rather than to the payment of such Employer contributions to the Trust Fund.


         1.21 "EMPLOYER" means any Controlled Group Member which adopts the Plan with the Company's consent.


         1.22 "ENROLLMENT" means the procedures, including a telephone voice-response system, prescribed by the Company for use in connection with enrollment of Members in the Plan.


         1.23 "ENROLLMENT CHANGE" means the use of the Enrollment process by a Member to request (i) a change in his rate of contributions in accordance with
Section 4.2; (ii) suspension of his contributions in accordance with Section 4.3(a); (iii) a change in his election of investment options in accordance with
Section 7.2; or (iv) a transfer between Investment Funds in accordance with
Section 7.3.


         1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.25 "GENCORP STOCK FUND" means one of the Investment Funds, the assets of which shall consist primarily of Company Shares.


         1.26. "HIGHLY COMPENSATED EMPLOYEE" means a "highly compensated active employee" or a "highly compensated former employee" as determined below. For purposes of this Section 1.26 the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.


                  (a)(1) The term "highly compensated active employee" includes any Employee who performs service for an Employer during the determination year and who, during the look-back year:


                           (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code section 415(d));


                           (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during the Plan Year. For purposes of determining the number of Employees in the top-paid group, Employees described in Code section 414(q)(8) and the regulations thereunder shall be excluded; or


                           (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under code section 415(b)(1)(A). If no officer has satisfied the compensation requirement of this subparagraph (iii) during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee, unless provided otherwise by regulations. The number of officers who are treated as Highly Compensated Employees for such year shall be limited to fifty (50) or, if lesser, the greater of three (3) Employees or 10 percent of the Employees, excluding those Employees who may be excluded in determining the top-paid group.


                  In determining an individual's Compensation under this Section, Compensation from each Employer required to be aggregated under Code sections 414(b),(c),(m) and (o) will be taken into account. For purposes of this section, the determination of Compensation will be made in accordance with Code section 415(c)(3) and without regard to Code sections 125, 401(e)(3), 401(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b).


                            (2) The term Highly Compensated Employee also
                  includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from an Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

                  (b) The term "highly compensated former employee" includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.


                  (c) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of Compensation paid by an Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.


                  (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Code section 414(q) and the regulations thereunder.


         1.27 "INTEREST INCOME FUND" means one of the Investment Funds, the assets of which shall consist primarily of investment contracts.


         1.28 "INVESTMENT FUND" means each and every fund described in Section 6.3.


         1.29 "INVESTMENT MANAGER" means any person who the Benefits Management Committee designates pursuant to Section 6.5 and is either a registered investment advisor, bank or insurance company as described in ERISA section 3(38).


         1.30 "LAYOFF STATUS" means the status of an Employee during the period of time when he is laid off and ceases active work due to curtailment or reduction in force and ends upon his return to work or, if earlier, one year from the date of layoff.


         1.31 "BENEFITS MANAGEMENT COMMITTEE" means the Committee designated in
Section 13.3.


         1.32 "MATCHING CONTRIBUTION" means the Employer contributions which are allocated to the GenCorp Stock Fund for the benefit of Members pursuant to
Section 5.1.


         1.33 "MEMBER" means a person (a) who is eligible to participate in the Plan under Article 2 and is making Employee Contributions to the Plan, or (b) who is no longer making Employee Contributions to the Plan but still has Plan Shares credited to his Account in the Trust Fund.

         1.34 "PLAN" means the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan, the terms of which are set forth herein, and the Trust Agreement, as amended or restated from time to time.


         1.35 "PLAN SHARE" means each and every share or unit of value credited to a Member's Account under the Plan, representing his proportionate interest in each Investment Fund and the Trust Fund.


         1.36 "PLAN YEAR" means each and every regularly recurring period of twelve consecutive calendar months, beginning on November 1 and ending on October 31, or portion thereof, during which the Plan is in effect.


         1.37 "QUALIFIED PLAN" means an employee benefit plan that is qualified under Code section 401(a).


         1.38 "ROLLOVER CONTRIBUTION" means the contribution which a Member may elect to make to the Trust Fund pursuant to Section 4.1(d).


         1.39 "SALARY DEFERRAL AGREEMENT" means an arrangement pursuant to which a Member may elect to decrease, or to forego an increase in, the amount of his Compensation which his Employer otherwise would have paid to him in cash, and have an equal amount (i) applied to obtain additional benefits under a cafeteria benefits plan (as defined in Code section l25) maintained by his Employer or
(ii) allocated to his Account under a qualified cash or deferred arrangement (as defined in Code section 40l(k)) maintained by his Employer.


         1.40 "SALARY REDUCTION AGREEMENT" means an arrangement made under the Plan pursuant to which a Member agrees to reduce, or to forego an increase in, the amount of his

Compensation paid directly to him in return for an allocation of Employer contributions in an equal amount to the Member's Account.


         1.41 "SUPPLEMENTAL CONTRIBUTION" means any Employee Contribution by or for a Member for a Plan Year that is in excess of six percent of the Member's Compensation for the Plan Year.


         1.42 "SUPPLEMENTAL MAKE-UP CONTRIBUTION" means a contribution which a Member may elect to make to the Trust Fund pursuant to Section 4.l(b) to make-up Supplemental Contributions that he could have made but did not make in a prior period of time.


         1.43 "TRUST AGREEMENT" means the agreement or agreements executed by the Company and the Trustee which establishes a Trust Fund for investment, reinvestment, administration and distribution of contributions made under the Plan, and the earnings thereon, as amended from time to time.


         1.44 "TRUST FUND" means each and all of the assets of the Plan held by the Trustee pursuant to the Trust Agreement.


         1.45 "TRUSTEE" means the person who has entered into the Trust Agreement as Trustee and any person who is appointed as successor and becomes a party to the Trust Agreement.


         1.46 "VALUATION DATE" means every day except (a) Saturdays and Sundays;
(b) New Year's Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day on which the New York Stock Exchange is not open for trading; (c) the business day falling immediately before (i) Martin Luther King, Jr. Day, (ii) Columbus Day, (iii) Veterans Day and (iv) any other day on which the New York Stock

Exchange is open for trading but the federal wire system for banking is closed; and (d) any day on which the Trustee, for reasons beyond its control, is unable to determine the total fair market value of assets held by it in any Investment Fund.


         1.47 "LEASED EMPLOYEE" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.


         A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and
(ii) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.


         1.48 "MONTHLY VALUATION DATE" means the last day of each calendar month.

                                    Article 2


                     Eligibility, Membership and Enrollment
                     --------------------------------------


         2.1 ELIGIBILITY. Each Employee who is in one of the categories of Eligible Employees now or hereafter set forth in Schedule A and is not excluded under Section 2.3 is eligible to participate in the Plan as a Member on and subject to the terms of the Plan. The Company will notify each Eligible Employee of his eligibility to participate in the Plan.


         2.2 MEMBERSHIP. By completing Enrollment in the Plan in accordance with procedures established by the Company, each Eligible Employee may commence participation in the Plan as of the first day of the first payroll period commencing after such Enrollment.


         2.3 EXCLUSION FROM PARTICIPATION.


                  (a) INELIGIBLE EMPLOYEES. No Employee can become an Eligible Employee, and no Member may continue to make or have made for him any Employee Contributions, if (i) he is not or ceases to be in a category of Eligible Employees set forth in Schedule A, (ii) he is employed in a collective bargaining unit and represented by a recognized collective bargaining agent, unless (x) he is covered by a collective bargaining agreement expressly providing for participation in the Plan, (y) such agent has not had the opportunity to bargain in respect of such participation, or (z) his Employer has a good faith bargaining obligation to continue such participation during any period of good faith bargaining with such agent; (iii) he is a nonresident alien who receives no earned income (within the meaning of Code section 9ll(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code section

         86l(a)(3)); (iv) he is considered to be an Employee solely because he is a Leased Employee, or he is performing services for an Employer pursuant to an agreement between the Employer and a leasing organization but he is not a Leased Employee; (v) he is an individual treated as an Employee of an Employer pursuant to regulations under Code section 4l4(o); (vi) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated hereunder as an Employer; or (viii) he is then on an authorized leave of absence, in Layoff Status or in the full-time service of the armed forces of the United States.


                  (b) EXCLUSION AFTER PARTICIPATION. A Member who becomes ineligible to participate under Section 2.3(a) but remains in the employ of a Controlled Group Member will not be eligible to make or have made for him any Employee Contributions or Rollover Contributions during or in respect of any such period of ineligibility.


                  (c) LAPSE OF EXCLUSION. A Member who becomes ineligible to participate under Section 2.3(a) but remains in the employ of a Controlled Group Member will become eligible to participate in the Plan on the first day after he no longer is described in Section 2.3(a) and may resume making or having made for him any Employee Contributions as of the first day of a subsequent payroll period by completing Enrollment as provided in Section 2.2.


         2.4 TERMINATION OF EMPLOYMENT. A Member may continue to be a Member (but may not make Rollover Contributions or make or have made for him any Employee Contributions) after his Termination of Employment Date until all Plan Shares credited to his Account have been distributed pursuant to the Plan.





                                    Article 3


                               Continuous Service
                               ------------------


         3.1 CONTINUOUS SERVICE. The term "Continuous Service" means one or more periods of time beginning on an Employment Commencement Date of an Employee and ending on the first subsequent Termination of Employment Date of the same Employee. Nonconsecutive periods of Continuous Service shall be aggregated and three hundred sixty-five (365) days of service shall equal a whole year of service (computed to the nearest one-twelfth thereof).


         3.2 SERVICE DEFINITIONS. The following terms as used in this Plan shall have the meanings set forth in this Section 3.2:


                  (a) "EMPLOYMENT COMMENCEMENT DATE" means the day on which an Employee first performs an Hour of Service and commences a period of Continuous Service.


                  (b) "BREAK IN SERVICE" means the period following a Termination of Employment Date extending until the Employee again completes an Hour of Service.


                  (c) "HOUR OF SERVICE" means an hour for which an Employee is paid or entitled to payment by a Controlled Group Member for the performance of duties.


                  (d) "TERMINATION OF EMPLOYMENT DATE" means the earlier of (l) the day on which an Employee ceases to be in the employ of a Controlled Group Member because he quits, is discharged, retires or dies, or (2) the first anniversary of the day on which an Employee commenced an authorized leave of absence is placed on Layoff Status or is absent from work for any other reason, with or without pay, unless he returns to work by such anniversary; provided that, for purposes of Section 10.3, a Member who is placed on Layoff Status will be deemed to have incurred a Termination of Employment Date at the time of layoff.


         3.3 SPECIAL RULES. Section 3.2(d) notwithstanding, the special rules set forth below will apply in determining Continuous Service and Termination of Employment Dates for the following Employees:


                  (a) MILITARY SERVICE. If an Employee is absent from the service of a Controlled Group Member because of service in the armed forces of the United States and is returned to the service of a Controlled Group Member within the period during which reemployment rights are extended by law, such period of absence shall be included in his Continuous Service.


                  (b) PREGNANCY. If an Employee is absent from the service of a Controlled Group Member due to the Employee's pregnancy, birth or adoption of a child by the Employee, or caring for his new-born or newly adopted child and returns to the employment of the Controlled Group Member by the second anniversary of the period of such absence, the period of such absence ending on the first anniversary of the birth or adoption of the child will be included in the Employee's Continuous Service, and the period of such absence ending after the first but before the second such anniversary will be deemed as neither Continuous Service nor a Break in Service.


         3.4 APPROVED LEAVE OF ABSENCE. A period during which an Employee is on a leave of absence approved by a Controlled Group Member and is not otherwise included in Continuous Service shall, if the Administrative Committee so determines, be so included under rules established by the Administrative Committee uniformly applicable to all Employees similarly situated.





                                    Article 4


                             EMPLOYEE CONTRIBUTIONS


         4.1      AMOUNT OF EMPLOYEE CONTRIBUTIONS.


                  (a) EMPLOYEE CONTRIBUTIONS. Upon enrollment pursuant to
         Section 2.2, a Member will elect (i) to make After-Tax Contributions of a designated percentage of his Compensation (in l% increments) through payroll deductions and/or (ii) to have his Employer's contributions allocated to his Account as Before-Tax Contributions in the amount of the reduction in his Compensation (in l% increments) pursuant to a Salary Reduction Agreement.


                           (1) Aggregate Employee Contributions by or for a
                  Member for a Plan Year up to an amount equal to six percent of the Member's Compensation for the Plan Year shall be considered Basic Contributions.

                           (2) The aggregate amount of Employee Contributions by
                  or for a Member for a Plan Year may not exceed 16% of the Member's Compensation for the Plan Year.


                  (b) SUPPLEMENTAL MAKE-UP CONTRIBUTIONS. Subject to Section 2.3(b) and Section 4.3, a Member who has not contributed the maximum amount of Supplemental Contributions which he was entitled to contribute under the Plan during any period of his employment thereafter may make Supplemental Make-up Contributions, by a single-sum cash payment, in an amount equal to the difference between the actual amount of Supplemental Contributions that he previously made and the maximum amount of Supplemental Contributions that he could have made during the relevant period or periods, subject to the following three limitations:


                           (i) First, no amount may be contributed which would
                  cause his Account to exceed applicable limitations on Annual Additions for any year as defined in Appendix B or any other limitation under Appendix A.


                           (ii) Second, no Supplemental Make-up Contribution may
                  be made on a before-tax basis pursuant to a Salary Reduction Agreement or otherwise.


                           (iii) Third, after making a Supplemental Make-up
                  Contribution for any period, a Member thereafter can make no Supplemental Make-up Contribution for the same or any prior period.


                  (c) ROLLOVER CONTRIBUTIONS. A Member who is entitled to (i) a lump-sum distribution from (A) a Qualified Plan maintained by a previous employer, (B) an annuity contract qualified under Code section 403, or (C) a Keogh plan defined in Code section 401(c), or (ii) one or more distributions within one taxable year of a Member on account of the termination of a Qualified Plan of an Employer, may rollover and contribute to the Trust Fund a Rollover Contribution equal to all or part of such lump-sum distribution or, if applicable, the aggregate distributions upon termination of a Qualified Plan of an Employer, less any amount thereof that represents the Member's after-tax contributions to such prior plan. Notwithstanding the preceding sentence, if the Administrative Committee determines that such distribution could jeopardize the qualified status of the Plan, the exempt status of the Trust Fund, or otherwise create adverse tax consequences for an Employer if rolled over to this Plan, the Administrative Committee shall have the authority to refuse to accept such a distribution as a Rollover Contribution under the Plan. The Administrative Committee shall have the right to require that the Member seeking to roll a distribution to this Plan provide sufficient evidence that the rollover contribution is from an arrangement described in Section 4.1(c)(i) or (ii) above. In the event that the Member is unable or unwilling to provide such evidence, the Administrative Committee shall have the authority to refuse to accept such a distribution as a Rollover Contribution under this Plan.


         4.2 CHANGES IN CONTRIBUTIONS. The percentage of Compensation which a Member elects to contribute or have allocated to his Account pursuant to Section 4.1(a) shall continue in effect, notwithstanding any changes in his Compensation, until he completes an Enrollment Change in accordance with the following sentence. Subject to the percentage permitted by

Section 4.1(a), a Member may change the rate of deferral under his Salary Reduction Agreement and/or the rate of his After-Tax Contributions by completing an Enrollment Change directing a change in his contributions, and such change will be effective as of the first day of the first payroll period immediately following his Enrollment Change.


         4.3 SUSPENSION AND RESUMPTION OF CONTRIBUTIONS.


                  (a) SUSPENSION OF EMPLOYEE CONTRIBUTIONS. A Member may cause all or any of his After-Tax Contributions and all or any deferrals pursuant to a Salary Reduction Agreement to be suspended, effective as of the first day of the first payroll period after he completes an Enrollment Change directing the suspension of his contributions or salary deferrals. Thereafter, such Member may cause Employee Contributions to resume by completing Enrollment as provided in Section
         2.2. A Member may not make up any Basic Contributions that were so suspended.


                  (b) SUSPENSION WHILE INELIGIBLE. No Employee Contributions or Rollover Contributions may occur with respect to a Member after he becomes ineligible under Section 2.3. If such Member thereafter becomes an Eligible Employee, he will become eligible to participate and may enroll for participation as provided in Section 2.2, but may not make any Supplemental Make-up Contributions in respect of such period of ineligibility.


         4.4 REDUCTION IN EMPLOYEE CONTRIBUTIONS. Other provisions hereof notwithstanding, an Employer may reduce any or all Employee Contributions if any reduction thereof is permitted or required under Appendix A or applicable provision of law.

         4.5 TRANSFER AND ALLOCATION TO ACCOUNTS.


                  (a) BEFORE TAX CONTRIBUTIONS. Each Member's Employer shall contribute to the Plan in any given Plan Year sufficient amounts to fund the allocations described in Section 4.1(a)(ii). These Employer contributions may be made in one or more installments at any time during the Plan Year in which such contributions are properly allocable, but in no event later than the time the corresponding reduction in the Member's Compensation would be considered assets of the Plan under U.S. Department of Labor Regulation Section 2510.3-102. Amounts contributed by an Employer pursuant to this Section 4.5(a) that are not immediately allocable to a Member's Account as Before-Tax Contributions shall be invested separately pursuant to Section 6.5 and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Employer contributions otherwise required under the Plan. Contributions by or on behalf of an Employer for any taxable year of an Employer shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code.


         (b) OTHER CONTRIBUTIONS. Except as provided in Section 9.2, After-Tax Contributions (except Supplemental Make-up Contributions) will be made only through payroll deductions from Compensation each pay period. After-Tax Contributions, Supplemental Make-up Contributions, and Rollover Contributions shall be transmitted to the Trustee as soon as practicable, but not later than the time such contributions would be considered assets of the Plan under U.S. Department of Labor Regulation Section 2510.3-102.

         (c) INVESTMENTS. All allocations to the Investment Fund or Funds selected by a Member under Section 6.3, insofar as the allocations relate to Employee Contributions for a given pay period and Rollover Contributions, shall occur as soon as practicable after the contributions are allocated to Members' Accounts. Each Member's Account shall be credited with the number of Plan Shares determined by dividing the amount allocated to his Account with respect to his Employee Contributions and Rollover Contributions, if any, by the Plan Share value of the applicable Investment Fund as of the date such contributions are allocated to the selected Investment Fund or Funds.





                                    Article 5


                             Matching Contributions
                             ----------------------


         5.1 MATCHING CONTRIBUTIONS. Subject to the provisions of the Plan and applicable law, amounts will be allocated as Matching Contributions to the Accounts of each Member who makes or for whom are made Basic Contributions as provided in Section 4.1(a) as set forth below:


         (a) SALARIED MEMBERS: An amount equal to the sum of (i) l00% of the first 3% of Compensation contributed or deferred by each Member and (ii) 50% of the next 3% of Compensation contributed or deferred by each Member.


         (b) MEMBERS OF INTERNATIONAL ASSOCIATION OF MACHINISTS & AEROSPACE WORKERS LOCAL 946 (SACRAMENTO, CALIFORNIA): An amount equal to the sum of (i) l00% of the first 3% of Compensation contributed or deferred by each Member and (ii) 50% of the next 3% of Compensation contributed or deferred by each Member.


         (c) MEMBERS OF INTERNATIONAL ASSOCIATION OF MACHINISTS & AEROSPACE WORKERS LOCAL 812 (SACRAMENTO, CALIFORNIA): An amount equal to the sum of (i) l00% of the first 3% of Compensation contributed or deferred by each Member and (ii) 50% of the next 3% of Compensation contributed or deferred by each Member.


         (d) MEMBERS OF INTERNATIONAL UNION OF OPERATING ENGINEERS, STATIONARY ENGINEERS LOCAL 39 (SACRAMENTO, CALIFORNIA): An amount equal to the sum of (i) l00% of the first 3% of Compensation contributed or deferred by each Member and (ii) 50% of the next 3% of Compensation contributed or deferred by each Member.


         (e) MEMBERS OF INTERNATIONAL ASSOCIATION OF MACHINISTS & AEROSPACE WORKERS, DISTRICT LODGE 120, LOCAL LODGE 749 (AZUSA, CALIFORNIA): An amount equal to the sum of (i) l00% of the first 3% of Compensation contributed or deferred by each Member and (ii) 50% of the next 3% of Compensation contributed or deferred by each Member.


         (f) MEMBERS OF INTERNATIONAL CHEMICAL WORKERS' UNION LOCAL 419 (MOGADORE, OHIO): An amount equal to 25% of the first 6% of Compensation contributed or deferred by each Member.


         (g) MEMBERS OF LOCAL 1876, UNION OF NEEDLETRADES, INDUSTRIAL AND TEXTILE EMPLOYEES, AFL-CIO-CLC, CALHOUN, GA: An amount equal to 50% of the first 6% of Compensation contributed or deferred by each Member.

         (h) MEMBERS OF LOCAL 748, UNITED STEELWORKERS OF AMERICA (COLUMBUS, MS): No Matching Contribution.


         5.2 AMOUNT AND FORM OF PAYMENTS. Each Employer will pay to the Trust Fund an amount at least equal to the aggregate amount required to be allocated to each of its Members as Matching Contributions for a pay period pursuant to
Section 5.1 (less an amount equal to the interests of each Member in its employ in any Matching Contributions permitted or required to be forfeited during the same pay period hereunder or any applicable law). Additionally, all contributions allocable as Matching Contributions shall be made in cash, except that in lieu of cash, the Company may deliver that number of Company Shares having an aggregate market value equal to that part of any Employer contributions allocable as Matching Contributions not paid in cash. For this purpose, the value of a Company Share delivered or allocated in respect of a payroll period shall be the average of the high and low trading prices reported in the New York Stock Exchange Composite Transactions section of the Wall Street Journal (A) for the payroll disbursement date of the payroll period if such date falls on (i) a Friday, (ii) the 15th day of a month or (iii) the last day of a month, and (B) if the payroll disbursement date of the payroll period falls on any other day, for the Friday immediately following such date. If, for any reason, no trading of Company Shares on the New York Stock Exchange occurs on a payroll disbursement date (or, as applicable, a Friday immediately following such date), trading prices on the last preceding trading day shall be used for purposes of the preceding sentence.


         5.3 TIME OF MATCHING CONTRIBUTIONS. Employer contributions made under this Article 5 shall be paid to the Trustee in one or more installments at any time on or after the first day of the Plan Year in which such contributions are properly allocable, provided sufficient contributions have been paid or delivered to the Trustee to fund allocations as they are credited pursuant to Section 5.4. Although contributions allocable as Matching Contributions may be made earlier than this time in a given Plan Year, such contributions shall be transmitted to the Trustee no later than 30 days after the end of the calendar month in which ends the pay period for which the corresponding Basic Contributions are withheld or allocated. All Matching Contributions made under this Article 5 shall be deemed to have been made in the same Plan Year as the Basic Contributions corresponding thereto.


         5.4 ALLOCATION OF MATCHING CONTRIBUTIONS. All contributions allocated as Matching Contributions shall be directed to the GenCorp Stock Fund as soon as practicable after allocation by the Trustee. Allocations of amounts as Matching Contributions shall be made by crediting the Member's Account with the number of Plan Shares in the GenCorp Stock Fund determined by dividing the amount of Matching Contributions credited to this Account by the Plan Share value for the GenCorp Stock Fund as of the date such Matching Contributions are allocated to the GenCorp Stock Fund. Any Employer contributions pursuant to this Article 5 that are not immediately allocable shall be invested separately pursuant to
Section 6.5 and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Employer contributions otherwise required under the Plan.


         5.5 LIMITATION ON TRANSFER. A Member may not transfer from the GenCorp Stock Fund any Matching Contributions made for his benefit and credited to his Account.

                                    Article 6


                         Trust Fund and Investment Funds
                         -------------------------------


         6.1 TRUST AGREEMENT. The Company shall enter into a Trust Agreement which shall be a part of the Plan. Any or all rights or benefits accruing to any person under the Plan with respect to any Employee Contributions, Rollover Contributions and Matching Contributions deposited under the Trust Agreement shall be subject to all provisions of the Trust Agreement.


         6.2 THE TRUSTEE. The Benefits Management Committee shall appoint the Trustee and any successor Trustee to serve at its pleasure. The Trustee may hold the Trust Fund as part of a master trust comprising assets of various qualified plans maintained by the Company or any Employer.


         6.3 SEPARATE INVESTMENT FUNDS. The Trustee will maintain initially as separate Investment Funds within the Trust the Diversified Equity Fund, GenCorp Stock Fund, and Interest Income Fund (as described in Schedule B), and as many separate Investment Funds, each with different investment objectives, as the Benefits Management Committee deems advisable. Such Investment Funds and related investment objectives may be added or deleted as the Benefits Management Committee so determines and as described in one or more amendments to Schedule
B. Each Investment Fund may be part of a fund with the same investment objectives maintained by the Trustee for the benefit of participants in other qualified plans maintained by the Company or an Employer or may be a separate fund maintained only for the benefit of Members of this Plan. Earnings or gains derived from the assets of any Investment Fund will be invested and reinvested in that Fund.

         6.4 TEMPORARY INVESTMENT. In accordance with applicable investment objectives, guidelines and policies, the Trustee temporarily may make short-term investments in obligations issued or guaranteed by the United States Government, commercial paper, an interim investment fund for tax qualified employee benefit plans established by the Trustee unless otherwise provided by applicable law, or other investments of a short-term nature and may hold some portion of each Investment Fund in cash.


         6.5 INVESTMENT MANAGERS. All contributions to the Trust Fund and each Investment Fund and earnings thereon will be invested (a) by the Trustee alone or (b) pursuant to the instructions of an Investment Manager. The Company may enter into, or direct the Trustee to enter into, a written agreement with one or more Investment Managers designated by the Benefits Management Committee to manage the investments of one or more of the Investment Funds. The Benefits Management Committee may remove any such Investment Manager or any successor Investment Manager, or direct the Trustee to do so, and any such Investment Manager may resign, upon giving appropriate written notice thereof. Upon removal or resignation of an Investment Manager, the Benefits Management Committee may appoint a successor Investment Manager.


         6.6 PAYMENT OF EXPENSES.


                  (a) TRANSACTION EXPENSES. All expenses and charges incurred directly in connection with the purchase or sale of securities or assets and all taxes levied on or assessed in connection therewith shall be charged against the Investment Fund(s) whose assets were involved in such transaction.

                  (b) ADMINISTRATIVE COSTS. Administrative costs including (i) fees charged to the Plan by the Trustee and by the Investment Managers,
         (ii) costs charged to the Plan by the Company or by third parties for legal services, accounting, recordkeeping (including required software), investment management, plan administration, education and other direct expenses shall be allocated among, and charged to, the various Investment Funds once each calendar quarter, based upon the aggregate account balances in such Funds. The aggregate administrative expenses which are borne, under this Section 6.6(b), by any Member who is actively employed by an Employer, shall not exceed the amount of post-May 1, 1994 Matching Contributions made to such Member's GenCorp Stock Fund Account.


                  (c) OTHER EXPENSES. Except as provided in Sections 6.6(a) and
         (b), the Company and/or Employers will pay expenses incurred in administering the Plan, including expenses of the Benefits Management Committee and the Administrative Committee.


         6.7 USE OF ASSETS. The assets of the Trust Fund shall be at all times used for, and not diverted to purposes other than, the exclusive benefit of Members and their Beneficiaries and payment of administrative expenses pursuant to Sections 6.6(a) and (b), except as provided in Section 5.2 and below in this
Section 6.7:


                  (a) DEDUCTION DISALLOWED. If all or part of an Employer's Matching Contributions is disallowed as a tax deduction under the Code, the Trustee will refund promptly to such Employer the amount thereof (reduced by any depreciation or loss in the

         Trust Fund attributable thereto) upon receipt of refund instructions from the Administrative Committee within one year thereafter.


                  (b) FAILURE TO QUALIFY. If the Internal Revenue Service determines that the Plan initially fails to constitute a Qualified Plan and the Company elects not to amend the Plan to constitute a Qualified Plan, the Trustee will refund to each Employer all Matching Contributions made within one year after the date the initial qualification is denied (but only if the application for a determination by the Internal Revenue Service is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe) and thereupon the Plan shall terminate upon receipt of instructions from the Administrative Committee.


                  (c) MISTAKEN CONTRIBUTION. If an Employer makes a contribution to the Trust Fund in any amount due to a mistake of fact or law, the Trustee will return to such Employer the part thereof resulting from such mistake (reduced by any depreciation or loss in the Trust Fund attributable thereto) upon receipt of refund instructions from the Administrative Committee within one year after such contribution was made; provided that no such refund may reduce the number of Plan Shares that any Member was entitled to hereunder without regard to such mistake.


                  6.8 OMNOVA STOCK FUND. The shares of common stock of OMNOVA Solutions Inc. ("OMNOVA") ("OMNOVA Stock") distributed by the Company to holders of GenCorp Stock pursuant to the special dividend approved by shareholders on August 18, 1999

(the "Distribution") shall be held in the "OMNOVA Stock Fund Account" and the "OMNOVA Stock Fund," each to be established by the Trustee. Investments in the OMNOVA Stock Fund Account and OMNOVA Stock Fund shall be made by the Trustee solely as directed by the Members, their Beneficiaries and alternate payees, as provided in Section 7.9 and Section 7.10. Any provision in the Plan to the contrary shall be deemed amended to effect the foregoing provisions of this
Section 6.8.





                                    Article 7


                        Investment Options and Elections
                        --------------------------------


         7.1 INVESTMENT OPTIONS.


                  (a) EMPLOYEE CONTRIBUTIONS. Upon Enrollment pursuant to
         Section 2.2, each Member will elect to have his Contributions, if any, invested in one or more of the Investment Funds in whole-percentage increments totaling 100%.


                  (b) OTHER EMPLOYEE CONTRIBUTIONS. A Member's Supplemental Make-up Contributions will be invested in one or more Investment Funds in accordance with the investment option specified in respect of his After-Tax Contributions in his Enrollment then in effect or, if none, in an Enrollment filed at the time he makes the Supplemental Make-up Contributions. Subject to the following sentence, a Member's Rollover Contributions will be invested in one or more Investment Funds in accordance with the investment option specified in respect of his Before-Tax Contributions in either his Enrollment then in effect, or if none, then by written notice. A Member's entire Rollover

         Contribution attributable to the termination of the Amended and Restated Employee Stock Ownership Plan of GenCorp Inc. and Certain Subsidiary Companies will be invested initially in the GenCorp Stock Fund.


         7.2 CHANGES IN INVESTMENT FUNDS. A Member may change his election of investment options specified in Section 7.1(a) by completing an Enrollment Change indicating a new election of investment options. Any change pursuant to this Section 7.2 will be effective for Employee Contributions made by or for the Member with respect to the first payroll period after he completes the Enrollment Change.


         7.3 TRANSFERS. A Member may transfer all or any part of his interest in one or more Investment Funds to different Investment Funds by completing an Enrollment Change directing such transfer or transfers in whole dollar amounts; provided that a Member may not transfer from the GenCorp Stock Fund his interest in any Matching Contributions. A Member may make up to six (6) such transfers during any 365-day period. If a transfer request is executed prior to 3:00 p.m. E.S.T. on a Valuation Date, the transfer(s) will be made based upon the Plan Share values in the Investment Funds as of the Trustee's close of business on that Valuation Date. If a transfer request is executed at any other time (I.E., after 3:00 p.m. E.S.T. on a Valuation Date or at any time on any non-Valuation Date, the transfer(s) will be made based upon the Plan Share values in the Investment Funds as of the Trustee's close of business on the next following Valuation Date. Notwithstanding the preceding two sentences, if a transfer request involves one or more Investment Funds for which the Trustee is unable to determine the total fair market value of assets held in such Fund or Funds as of the otherwise applicable Valuation Date, such transfer request will be held in suspense and made based upon the Plan Share values in the Investment Funds as of the Trustee's close of business on the next following Valuation Date on which the Trustee is able to determine the total fair market value of all Funds involved in such transfer request.


         The amount transferred from an Investment Fund pursuant to this Section
7.3 will be the cash value of the Member's Plan Shares transferred from such Investment Fund as of the applicable Valuation Date, and the Member's Account will be reduced by such amount and then credited with the number of Plan Shares in the Investment Fund to which transfer is made, determined by dividing such amount by the value of Plan Shares in the Investment Fund to which the transfer is made as of the applicable Valuation Date.


         7.4 MATCHING CONTRIBUTIONS. All Matching Contributions made for the benefit of a Member will be invested only in the GenCorp Stock Fund and may not be transferred to another Investment Fund.


         7.5 ACCOUNTS. The Company will establish and maintain for each Member an Account which shows separately:


                  (a) CONTRIBUTIONS. The amount of all Employee Contributions and Rollover Contributions, if any, made by or for the Member and Matching Contributions made by his Employer for his benefit:


                           (i)      Before-Tax Contributions,


                           (ii)     After-Tax Contributions,


                           (iii) Pre-August 1, 1994 Supplemental Before-Tax Contributions,

                           (iv) Pre-August 1, 1994 Supplemental After-Tax Contributions,


                           (v)      Rollover Contributions, and


                           (vi)     Matching Contributions.


                  (b) PLAN SHARES. The number and value of Plan Shares in each Investment Fund which have been credited to each Member's Account and reflect contributions, transfers, distributions and investment earnings and results of the Investment Funds selected by the Member.


         7.6 DIRECTIONS TO TRUSTEE. The Company shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choices and elections made pursuant to this Article 7 and to provide funds for distributions pursuant to Article 10 and Article 11.


         7.7 MEMBER RESPONSIBILITY FOR SELECTION OF FUNDS. Each Member is solely responsible for his decision to participate in the Plan and his selection of Investment Funds and accepts all investment risks entailed by his participation in and/or selection of an Investment Fund, including the risk of loss of and a decrease in the value of contributions and Plan Shares. A Member's selection of one or more Investment Funds and a Member's transfer of interests in his Account from one to another Investment Fund pursuant to Section 7.3 shall be deemed an exercise of control over assets in his Account for all purposes, including ERISA section 404(c). Neither the Trustee, the Company, any Employer, the Administrative Committee, the Benefits Management Committee, nor any of the officers or supervisors of the Company or an Employer are empowered to advise a Member as to the manner in which any contributions to the Plan or income thereon should be invested or reinvested in his Account. The fact that an Investment Fund or any interest in securities or other assets therein is available to Members for investment under the Plan shall not be deemed a recommendation for investment of contributions in any Investment Fund, nor shall the provision of any Investment Fund impose any liability on the Trustee, Administrative Committee, Benefits Management Committee, the Company or any Employer or any director, officer or employee of the Trustee, the Company or any Employer.


         7.8      VOTING AND TENDERING OF COMPANY SHARES.


                  (a) VOTING. Each Member (or if he has died, his Beneficiary) shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote at any meeting of the Company's shareholders those Company Shares which are held in the GenCorp Stock Fund and are allocated or allocable to his Account. Instructions by a Member to the Trustee shall be in such form and pursuant to such regulations as the Administrative Committee may prescribe and any such instructions to the Trustee shall remain in the strict confidence of the Trustee. If the Trustee does not receive instructions from a Member regarding the voting of Company Shares allocated or allocable to his Account, the Trustee shall vote such Company Shares and any additional Company Shares not allocated or allocable to Member Accounts as directed by the Benefits Management Committee. The preceding sentence notwithstanding, the Trustee will not vote such Company Shares to elect Directors if a person other than the Company's Directors or officers has solicited shareholder proxies for election of Directors.

                  (b) TENDERS AND EXCHANGES. Each Member (or if he has died, his Beneficiary) shall have the right and shall be afforded the opportunity to instruct the Trustee in writing as to the manner in which to respond to each tender or exchange offer for any or all Company Shares which are held in the GenCorp Stock Fund and are allocated or allocable to his Account. The Company shall notify each Member (or Beneficiary) and utilize its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee shall tender or exchange such Company Shares as and to the extent so instructed. If the Trustee does not receive instructions from a Member (or Beneficiary) regarding any such tender or exchange offer for Company Shares, such Member (or Beneficiary) will be deemed to have instructed the Trustee not to tender or exchange, and the Trustee shall not tender or exchange, such Company Shares. Company Shares which are not allocated or allocable to Member Accounts shall be tendered or exchanged as directed by the Benefits Management Committee. All amounts received in exchange for Company Shares will be credited to the Member's Account and allocated to the GenCorp Stock Fund.


                  (c) Each Member (or if he has died, his Beneficiary) who gives (or is deemed to have given) any instruction to the Trustee to vote, tender or exchange any Company Shares pursuant to Section 7.8(a) or
         Section 7.8(b) will be deemed a named fiduciary (as defined in ERISA) for such purposes and each such instruction will be deemed a proper direction (as defined in ERISA) to the Trustee, binding on both the Member (and his

         Beneficiary) and the Trustee. Other provisions hereof notwithstanding, the Benefits Management Committee may designate and delegate to an Investment Manager (rather than the Trustee) the duty and power to receive instructions from Members under Section 7.8(a) and Section 7.8(b) and to direct the Trustee to vote, tender or exchange Company Shares in accordance with such instructions.


         7.9 OMNOVA STOCK FUND ACCOUNTS OF GENCORP EMPLOYEES. Anything in the Plan to the contrary notwithstanding, following the Distribution, each Member who has OMNOVA Stock allocated to his or her Account in the Plan, and who is an employee of GenCorp or an Affiliated Company, and each Beneficiary or alternate payee of such Member, may direct the Trustee that the OMNOVA Stock be retained in the OMNOVA Stock Fund, transferred to the GenCorp Stock Fund or transferred to any other investment fund maintained under the Plan. No transfers may be made by such Member, Beneficiary or alternate payee into the OMNOVA Stock Fund. Any dividends on OMNOVA Stock in Accounts of such Members, Beneficiaries or alternate payees will be reinvested in OMNOVA Stock.


         7.10 GENCORP STOCK FUND ACCOUNTS OF OMNOVA EMPLOYEES. Anything in the Plan to the contrary notwithstanding, following the Distribution, each Member who has GenCorp Stock allocated to his or her Account in the Plan, and who is an employee of OMNOVA or an Affiliated Company, and each Beneficiary or alternate payee of such Member, may direct the Trustee that the GenCorp Stock be retained in the GenCorp Stock Fund, transferred to the OMNOVA Stock Fund or transferred to any other investment fund maintained under the Plan. No transfers may be made by such Member, Beneficiary or alternate payee into the GenCorp Stock Fund. Any dividends on GenCorp

Stock in Accounts of such Members, Beneficiaries or alternate payees will be reinvested in GenCorp Stock.





                                    Article 8


                       Valuation of Assets and Plan Shares
                       -----------------------------------


         8.1 VALUATION OF ASSETS. As of the Trustee's close of business on each Valuation Date, the Trustee shall determine the total fair market value of assets held by it in each Investment Fund and the Trust Fund.


         8.2 DETERMINATION OF PLAN SHARE VALUES. As of the Trustee's close of business on each Valuation Date, the Trustee shall determine the value of a Plan Share in each Investment Fund by dividing (a) the total fair market value of assets held in such Investment Fund, by (b) the total number of Plan Shares in such Investment Fund determined by the Company in accordance with Section 8.4 as of the end of the immediately preceding Valuation Date.


         8.3 REPORTING OF PLAN SHARE VALUES. As of the Trustee's close of business on each Valuation Date, the Trustee shall report to the Company the Plan Share values determined in accordance with Section 8.2.


         8.4 ADJUSTMENTS TO MEMBER ACCOUNTS. On each Valuation Date, after the Trustee determines the values of Plan Shares in accordance with Section 8.2 and reports such values to the Company in accordance with Section 8.3, the Company will adjust each Member's Account (a) to reflect any changes in such Plan Share values, and (b) to record (i) any contributions to the Investment Funds, (ii) any transfers among the Investment Funds, and (iii) any distributions from the Investment Funds, occurring with respect to the Member since the immediately preceding Valuation Date. The Company then will report to the Trustee the resulting number of Plan Shares in each Investment Fund.


         8.5 VALUES ON DAYS OTHER THAN VALUATION DATES. On any day which is not a Valuation Date, the fair market value of assets held in any Investment Fund, Plan Share values and Member's Account balances shall be deemed for all purposes under the Plan to be the same as determined on the immediately preceding Valuation Date in accordance with this Article 8.


         8.6 STATEMENT OF ACCOUNTS. At least annually, the Company shall furnish to each Member and Beneficiary of each deceased Member a written statement setting forth the value of his Account and Plan Shares in each Investment Fund and the number of Company Shares corresponding to Plan Shares in the GenCorp Stock Fund as of the last Monthly Valuation Date in the calendar year.





                                    Article 9


                              Vesting and Repayment
                              ---------------------


         9.1 VESTING OF INTERESTS.


                  (a) EMPLOYEE CONTRIBUTIONS. A Member's interests in the Employee Contributions that he has made or his Employer has made for him will be at all times vested and not subject to forfeiture.


                  (b) MATCHING CONTRIBUTIONS. A Member's interest in the Matching Contributions made for his benefit will be at all times vested and not subject to forfeiture

         (except forfeitures required under an Appendix or applicable provision of law). However, a Member may not elect pursuant to Section 10.1 or
         Section 10.2 a distribution of any Plan Shares attributable to Matching Contributions prior to the last day of the Plan Year which is two full Plan Years after the Plan Year for which the Matching Contributions were made for his benefit.


                  (c) If a Plan amendment, including any change in the vesting provisions that occurs when the Plan becomes or ceases to be top heavy, directly or indirectly affects the computation of a Member's vested interest, each Member with at least three years of Continuous Service with a Controlled Group Member may elect, within sixty days after the later of (i) the date the amendment is adopted; (ii) the date the amendment is effective; or (iii) the date the Member is provided written notice of the amendment by the Administrative Committee to have his or her nonforfeitable interest computed under the Plan without regard to the amendment. For any Member who does not perform at least an Hour of Service in any Plan Year beginning after December 31, 1988, the "three years of Continuous Service" clause in the preceding sentence will be replaced with five years of Continuous Service.


         9.2 REPAYMENT OF CONTRIBUTIONS.


                  (a) REPAYMENT. If a Member receives a distribution of Plan Shares credited to his Account upon or after the termination of his employment pursuant to Section l0.3 and he thereafter becomes an Eligible Employee, he may repay and restore to the Trust Fund, in a single-sum cash payment and on an after-tax basis, all or part of the value of his

         Basic Contributions and Supplemental Contributions that were so distributed to him; provided that he makes such payment before expiration of a period of five consecutive years after either (a) his subsequent Employment Commencement Date, or if earlier, (b) the date of such distribution; provided that the amount of such payment may not exceed any limitation under any Appendix hereto or applicable provision of law. No Employer will make any Matching Contributions in respect of any Basic Contributions which an Eligible Employee elects to restore under this Section 9.2(a).


                  (b) TIME AND AMOUNT OF RESTORATION. Each payment pursuant to this Section 9.2 will be transmitted to the Trustee as soon as practical, but within 30 days after the month in which such payment is received by the Member's Employer, and will be allocated to the Member's Account at the time and in the manner specified in Section 4.5 for Basic Contributions and Supplemental Contributions and to one or more Investment Funds selected by the Member in his current Enrollment. Additionally, such payment will be treated as Basic After-Tax Contributions and allocated to Plan Years, beginning with the most recent Plan Year from which the distribution was made pursuant to
         Section 10.3.


         9.3 UNCLAIMED DISTRIBUTION. If a person entitled to receive a benefit under the Plan cannot be located, the amount of his benefit will be forfeited and used to reduce the amount of the Employer's Matching Contributions as provided in Section 5.2. At any time before final distributions are made from the Trust Fund following termination of the Plan, a person entitled to such benefit may file a claim therefor with the Company. If the claim is upheld, and the

Employer who received the benefit of any corresponding forfeiture will restore to the Trust Fund the amount required to pay such benefit, and distribution of such benefit will be made as soon as practicable. Upon termination of the Plan, all unclaimed benefits will be forfeited and reallocated to the Accounts of the remaining Members, with each Member receiving the same proportion thereof.


                                   Article 10


                            Distributions to Members
                            ------------------------


         10.1 REGULAR DISTRIBUTIONS.


                  (a) ELECTION. As of any Monthly Valuation Date following the end of the 180-day period following his enrollment pursuant to Section
         2.2 but subject to Section 9.1(b), a Member may elect to have distributed to him the value of all or any part of the Plan Shares which are attributable to his Employee Contributions, Rollover Contributions, Matching Contributions and earnings and credited to his Account by completing and filing with his Employer a Distribution Request not later than the 15th calendar day of the month in which such Monthly Valuation Date occurs. Additionally, a Member may elect a distribution only once in any period of six consecutive months, and all distributions from his Account will be in the order specified in
         Section 10.1(b) and subject to all other applicable limitations hereunder.

                  (b) ORDER OF DISTRIBUTION. The Member must designate in his Distribution Request the amount to be distributed from his Account and any Investment Fund and the distribution will be made in accordance with the order and limitations specified below:


                           (i) First, the value of Plan Shares attributable to
                  After-Tax Contributions made prior to 1987.


                           (ii) Next, the value of Plan Shares attributable to
                  the Member's After-Tax Contributions for which there were no corresponding Matching Contributions.


                           (iii) Next, the value of Plan Shares attributable to
                  the Member's After-Tax Contributions in Plan Years for which there were corresponding Matching Contributions and for which his interest in such Matching Contributions may be distributed to him under Section 9.1(b), beginning with the earliest such Plan Year.


                           (iv) Next, the value of Plan Shares attributable to
                  Matching Contributions made for his benefit and which may be distributed to him under Section 9.1(b), beginning with the earliest Plan Year in which such Matching Contributions were made.


                           (v) Next, the value of Plan Shares attributable to
                  the Member's Rollover Contributions.


                           (vi) Next, the value of Plan Shares attributable to
                  After-Tax Contributions in a Plan Year for which there were corresponding Matching

                  Contributions and for which his interest in such Matching Contributions may not be distributed to him under Section 9.1(b), beginning with the earliest such Plan Year.


                  (c) EXCEPTION. Section 10.1(b) notwithstanding, a Member who is at least 59 l/2 years old may elect a distribution of the value of all or any part of the Plan Shares attributable to his Before-Tax Contributions and credited to his Account prior to any distribution of his After-Tax Contributions, Matching Contributions and earnings credited to his Account pursuant to Section 10.1(a) and Section 10.1(b).


         10.2 HARDSHIP DISTRIBUTION. After electing a distribution of the value of all Plan Shares available to him under Section l0.1(a), a Member also may elect in case of financial hardship to have distributed to him, in the order specified in Section 10.l(b), the value of all or part of the Plan Shares attributable, first, to his Supplemental Before-Tax Contributions, and second, to his Basic Before-Tax Contributions, and credited to his Account by submitting his written request to his Employer at least l5 days prior the next subsequent Monthly Valuation Date and in such manner as the Administrative Committee prescribes and subject to satisfaction of the following two conditions:


                  (a) First, the distribution request must be for an immediate and heavy financial need on account of:


                           (i) Nonreimbursable medical expenses incurred by the Member, his spouse, or dependents;

                           (ii) Purchase (excluding mortgage payments) of a principal residence for the Member;


                           (iii) Payment of tuition for the next semester or quarter of post-secondary education for the Member, his spouse, children, or dependents; or


                           (iv) The need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage on the Member's principal residence; and


                  (b) Second, the amount distributed may not exceed the actual expense incurred or to be incurred by the Member on account of such needs and only to the extent that the need cannot be satisfied from other resources and funds reasonably available to the Member, including, without limitation, a distribution pursuant to Section l0.1(a) and/or Section 10.1(c).


                  (c) LIMITATIONS. Any Member who receives a distribution pursuant to this Section 10.2 may not make or have made on his behalf any Employee Contributions to the Plan or any other plan of his Employer for a period of l2 consecutive months after such distribution, and the maximum amount of Employer Contributions that may be allocated on his behalf as Before-Tax Contributions under the Plan and all other plans of this Employer in his next tax year after the tax year in which he received such withdrawal shall be limited to the excess of the applicable limit under Code section 402(g) for such next tax year over the Member's Before-Tax Contributions for the tax year in which he received such withdrawal.

         10.3 TERMINATION DISTRIBUTIONS TO MEMBERS.


                  (a) TERMINATION DISTRIBUTIONS. A Member may elect as of the Monthly Valuation Date occurring in the month in which his Termination of Employment Date occurs or any Monthly Valuation Date thereafter a distribution of the value of Plan Shares credited to his Account by completing and filing with his Employer a Distribution Request on or before the 15th day of the month in which occurs such Monthly Valuation Date; provided that, if the aggregate value of all Plan Shares credited in his Account does not exceed $3,500, the entire amount thereof automatically will be distributed to him as soon as practical after the Monthly Valuation Date first occurring after his Termination of Employment Date.


                  (b) DELAYED DISTRIBUTIONS. A Member who incurs a Termination of Employment Date may elect irrevocably a distribution of the value of all Plan Shares credited to his Account in the calendar year following the year in which such termination occurs, based on the value of Plan Shares as of November 30 in the calendar year in which such termination occurs, by completing and filing with his Employer a Distribution Request no later than November 15 of the same calendar year.


         10.4 TIME AND FORM OF DISTRIBUTIONS. Each distribution pursuant to this Article l0 shall be made in a single-sum cash payment, except that distributions from the GenCorp Stock Fund will be in the form of whole Company Shares plus cash for any fractional Company Share unless the Member elects to receive the cash value thereof, and shall be made as soon as practicable after all information necessary to process the distribution is received, and except as provided in

Section 10.3(b), the amount shall be equal to value of Plan Shares as of the Monthly Valuation Date for the month in which all necessary information is received.


         10.5 REEMPLOYMENT OF MEMBER. If a Member whose employment has been terminated again becomes an Employee before receiving a full distribution of his Account balance, no distribution hereunder will be made or continued while he is an Employee, and amounts which would have been distributed to him on account of such termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.


         10.6 DIRECT ROLLOVERS.


                  (a) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


                  (b) DEFINITIONS. For purposes of this section 10.6, the following terms shall have the meanings set forth in this subsection
         (b):


                           (1) "Eligible Rollover Distribution" means any
                  distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


                           (2) "Eligible Retirement Plan" means an individual
                  retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.


                           (3) "Distributee" means an Employee or former
                  Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.


                           (4) "Direct Rollover" means a payment by the Plan to
                  the Eligible Retirement Plan specified by the Distributee.

                 10.7 LOANS


                  (a) LOAN PROGRAM. The Committee is authorized to establish and administer a program to make available to Members to opportunity to borrow funds from their Accounts in accordance with the terms set forth below and pursuant to such procedures and guidelines for obtaining a loan as the Committee, or its delegate, may prescribe and publish.


                  (b) AMOUNTS OF LOANS. The maximum loan available to a Member, whether such Member is a Highly Compensated employee or a Non-Highly Compensated Employee, is fifty percent of such Member's aggregate Account balance, subject to a maximum of $50,000. While Matching Contributions are not available for loan, they are included in the computation of the maximum loan amount. The minimum loan amount is $1,000.


                  (c) SOURCE OF  LOANS.


                           (i) ACCOUNTS. A loan to a Member will be deducted
                  from funds in his Account in the same order set forth in
                  Section 10.1(b) for in-service withdrawals, except that no funds attributable to Matching Contributions will be available as a source of loans.


                           (ii) INVESTMENT FUNDS. A loan to a Member will be
                  deducted prorata from his available balances in all Investment Funds.


                  (d) TERMS OF LOAN. Loans will be made on such terms and subject to such limitations as the Committee may prescribe, provided any such loan is evidenced by a written promissory note, bears a reasonable rate of interest on the unpaid principal, is adequately secured, and will be repaid by the Member over a period not to exceed five years, unless the loan is for the purpose of acquiring a primary residence for the Member (in which case a 10-year repayment period is permitted). The interest rate charged on a loan must be at least equivalent to the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.


                  (e) SECURITY. A loan to a Member will be secured by his right, title and interest in his Account balance. The Member's pledge will be evidenced by a promissory note.


                  (f) REPAYMENT OF LOAN. All loans will amortized on a substantially level basis, and repaid by means of monthly payroll deduction. Early loan repayment is permitted only for the full amount of a Member's outstanding loan. Loan repayments are deposited directly into the Member's Account, first replacing any Before-Tax Contributions (and earnings thereon) that were included in the loan, then replacing any After-Tax Contributions (and earnings thereon) that were included in the loan. Repayments are allocated to the Investment Funds based upon the Member's most recent Enrollment elections for future contributions.


                  The Committee, or its delegate, may suspend a Member's loan payment obligation for up to one year if the Member is not receiving a paycheck due to a company-approved temporary leave of absence. However, such a suspension cannot extend the total repayment period beyond the maximum 5- or 10-year period described in subsection (d).

         Interest on the Member's loan balance continues to accrue during any such period of suspension.


                  (g) DEFAULT ON LOAN. In the event the Member's employment with an Employer terminates, all remaining principal payments, and any outstanding interest payments, on the loan will be immediately due and payable. The Committee is authorized (to the extent permitted by law) to take any and all actions necessary and appropriate to enforce collection of an unpaid loan. However, in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan. A default will be deemed to have occurred if any loan payment has not been made with 90 days of when the payment was due to be paid by the Member.





                                   Article 11


               Distributions to Beneficiaries and Alternate Payees
               ---------------------------------------------------


         11.1 DISTRIBUTIONS TO BENEFICIARIES. Upon his death, a Member's interest in his Account will be distributed to the Beneficiary or Beneficiaries designated by the Member pursuant to Section 11.2 or, if he has designated no Beneficiary who survives him, to (a) his spouse, if living and if not, (b) his then living children in equal shares, or if none are living, (c) his living parents in equal shares, or if neither is living, (d) his estate.

         11.2 DESIGNATION OF BENEFICIARY.


                  (a) METHOD OF DESIGNATION. Subject to Section 11.2(b), each Member may designate a Beneficiary or Beneficiaries to receive the distribution from his Account upon his death in the beneficiary designation form prescribed the Company and filed in connection with Enrollment pursuant to Section 2.2, and may change or revoke any designated Beneficiary by completing and filing a new beneficiary designation form with his Employer.


                  (b) CONSENT OF SPOUSE REQUIRED. A Member who has a spouse may designate a Beneficiary other than, or in addition to, his spouse only if his spouse consents thereto irrevocably in a writing that is filed with his Employer, is signed by the spouse, contains the spouse's acknowledgement of the effect of the consent, and is witnessed by a notary public. If a spouse consents to the designation of a Beneficiary other than or in addition to the spouse, the Member may change such designation only if his spouse consents thereto irrevocably in a writing that is filed with his Employer, is signed by the spouse, expressly authorizes the Member to designate one or more Beneficiaries other than, or in addition to, the spouse without any further consent of the spouse, acknowledges that such consent was given after the spouse was advised of the right to limit consent to a specific Beneficiary, and is witnessed by a notary public.


         11.3 FORM AND TIME OF DISTRIBUTION. Each distribution pursuant to
Section 11.2 will be made in a single-sum cash payment and/or Company Shares in the same manner as provided for

Members in Section 10.4 and will be made as soon as practicable after all necessary documentation is received. Plan Shares in the Member's Account will be valued as of the Monthly Valuation Date for that month in which all necessary documentation is received.





                                   Article 12


                         Special Distribution Provisions
                         -------------------------------


         12.1 DISTRIBUTION ELECTION. Other provisions hereof notwithstanding, unless he otherwise elects, the value of all Plan Shares credited to a Member's Account will be distributed to him within 90 days of the later of (i) the date on which he attains age 65, (ii) the tenth anniversary of date on which he first enrolled and commenced participation in the Plan, or (iii) the date on which his employment by a Controlled Group Member terminates. A Member's failure to elect a distribution pursuant to Article l0 prior to the foregoing date will be deemed an election not to receive a distribution at such time.


         12.2 MANDATORY DISTRIBUTION. Other provisions hereof notwithstanding, the value of all Plan Shares credited to a Member's Account will be distributed to him as provided in Section l0.4 on or before April l of the calendar year following the earlier of the calendar year in which he attains age 70 l/2 or
(ii) the calendar year in which he retires.


         12.3 DEATH OF MEMBER. If a Member dies after electing but before receiving a distribution of all or part of his vested interests in his Account, the amount thereof will be paid to any surviving Beneficiary or Beneficiaries that he has designated pursuant to Section 11.2 or, if no Beneficiary survives him, as provided in Section 11.1.

         12.4 DEATH OF BENEFICIARY. If a Beneficiary dies after the Member who designated him as a Beneficiary but before receiving a distribution pursuant to
Section 11.2, the amount thereof will be paid to the heirs or estate of such Beneficiary in the same manner and within the time provided in Section 11.1.


         12.5 LEGAL CAPACITY. If any benefit hereunder becomes payable to a minor or other person lacking legal capacity and the Administrative Committee becomes aware thereof, payment thereof will be made only to the guardian of such person, who is appointed by a court or in such other manner as will discharge the obligations of the Plan, the Trustee and the Company.


         12.6 DELAYED PAYMENT. If the amount of a distribution under the Plan cannot be made by the date herein specified for payment due to lack of necessary information, inability to locate a Member or Beneficiary or any other cause beyond the reasonable control of the Trustee or Company, payment thereof may be made as soon as practically possible, based on the value of Plan Shares as of the last Monthly Valuation Date prior to such payment.





                                   Article 13


                           Administration of the Plan
                           --------------------------


         13.1 ADMINISTRATOR. The Company will be both the administrator and sponsor of the Plan, as defined in ERISA sections 3(l6)(A) and (B), for purposes of complying with the reporting and disclosure requirements imposed by ERISA and the Code and administering the Plan. In complying with such requirements and in administering the Plan, the Company will use its Human Resources Department and those of other Employers, the Administrative Committee and Benefits Management Committee as herein provided and as the Company may direct.


         13.2 ADMINISTRATIVE COMMITTEE.


                  (a) RESPONSIBILITIES. The Administrative Committee will have general responsibility for interpreting and assuring uniform administration of the provisions of the Plan, except the Trust Agreement.


                  (b) MEMBERS. The members of the Administrative Committee will be the persons who serve the Company in the capacities of Vice President of Finance, Vice President of Human Resources, Vice President of Law, Director of Benefits and Compensation and such other or additional persons as the Management Committee may designate. Each person who is or becomes a member of the Administrative Committee will signify his acceptance by filing a written acceptance, and may resign by filing his written resignation, with the Secretary to the Administrative Committee.


                  (c) CHAIRMAN, SECRETARY AND RECORDS. The Administrative Committee will elect from its members a Chairman and a Secretary. The Secretary will keep a record of the Administrative Committee's proceedings and documents pertaining to the Administrative Committee's administration of the Plan.


                  (d) MEETINGS. The Administrative Committee shall hold meeting upon such notice, at such places and at times as it or the Secretary may determine.


                  (e) ACTION. A majority of the Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the

         Administrative Committee shall be by the vote of a majority of the members present at a meeting or without a meeting by an instrument signed by a majority of the members.


         13.3 BENEFITS MANAGEMENT COMMITTEE.


                  (a) RESPONSIBILITIES. The Benefits Management Committee will have the responsibilities related to maintaining relationships with the Trustee and Investment Managers and investment of the Trust Fund as set forth in Section 13.5(b).


                  (b) MEMBERS. The members of the Benefits Management Committee will be the persons who serve the Company in the capacities of Chairman, President, Vice President of Finance, Vice President and Controller, Vice President of Human Resources, Vice President of Law and such other or additional persons as the Benefits Management Committee may designate. Each person who is or becomes a member of the Benefits Management Committee will signify his acceptance by filing a written acceptance, and may resign by filing his written resignation, with the Secretary to the Benefits Management Committee.


                  (c) CHAIRMAN, SECRETARY AND RECORDS. The Benefits Management Committee will elect from its members a Chairman and a Secretary. The Secretary will keep a record of the Benefits Management Committee's proceedings and documents pertaining to the Benefits Management Committee's administration of the Plan.


                  (d) MEETINGS. The Benefits Management Committee shall hold meeting upon such notice, at such place and at time as it or the Secretary may determine.

                  (e) ACTION. A majority of the Benefits Management Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Management Committee shall be by the vote of a majority of the members present at a meeting or without a meeting by an instrument signed by a majority of the members.


         13.4 NAMED FIDUCIARIES. The Company, the Trustee, the Administrative Committee and the Benefits Management Committee shall each be a named fiduciary as defined in ERISA.


         l3.5 AUTHORITY AND DUTIES OF VARIOUS FIDUCIARIES.


                  (a) PLAN INTERPRETATION. Except as otherwise provided by the terms of the Plan, the Administrative Committee shall have the exclusive right to interpret the Plan (except the Trust Agreement) and to decide any and all matters arising under the Plan or in connection with its administration, including, without limitation, Continuous Service, eligibility to participate in the Plan, and determining eligibility for and the amount of any benefit. The Company shall have no power to direct or modify any interpretation, determination, or decision of the Administrative Committee. The Administrative Committee may adopt rules for the administration of the Plan and the conduct of its business, which rules shall be consistent with the provisions of the Plan.


                  (b) INVESTMENT ADMINISTRATION. The Benefits Management Committee will have general responsibility for maintaining relationships with the Trustee and Investment Managers; selection and removal of the Trustee and Investment Managers; discontinuing, establishing or modifying Investment Funds and related investment objectives;

         establishing and reviewing general investment guidelines and policies; monitoring and evaluating the performance of the Trustee and Investment Managers; establishing and implementing policies and methods for funding the Plan consistent with the objectives of the Plan and the requirements of law; and informing the Trustee about projected short-term and long-term financial requirements and need for cash to make distribution.


                  (c) DATA AND RECORDS. The Company shall keep or cause to be kept in convenient form such personnel data as may be necessary for the Plan. The Company shall prepare, distribute, and file such reports and notices as may be required by applicable law or regulations.


                  (d) SERVICES. The Company, the Administrative Committee, the Benefits Management Committee and any other named fiduciary may each employ counsel, agents, and such clerical and accounting services as it may require in carrying out its responsibilities under the Plan. All fiduciaries shall be entitled to rely upon tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, or legal counsel appointed under the provisions of the Plan.


                  (e) STANDARD OF CONDUCT. Members of the Administrative and Benefits Management Committees shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation. Members of the Administrative or Benefits Management Committee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless (l) he knowingly participates in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or (2) he has enabled such other fiduciary to commit a breach; by his failure to discharge his duties solely in the interest of Members and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the Plan not met by the Company; or (3) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (4) if the Administrative Committee or Benefits Management Committee improperly allocates among its Members or delegates to others, or fails to properly review such allocation or delegation of fiduciary responsibilities.


                  (f) INDEMNIFICATION. The Company will indemnify and save harmless the members of the Administrative Committee and Benefits Management Committee against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative, or investigative action, proceeding, or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity; provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.


                  (g) DISCRETION. Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

         13.6 DELEGATION. By appropriate instrument, unless precluded by the terms of such appointment, any named fiduciary designated herein may designate any person (including any firm or corporation) to carry out and cause to be performed part or all of such fiduciary's responsibilities and, upon such designation, the named fiduciary shall have no liability, except as imposed by applicable law, for any act or omission of such person. The foregoing does not preclude any other fiduciary to the extent allowed by ERISA and the terms of his appointment from delegating part or all of such fiduciary's responsibilities with respect to the Plan.


         13.7 MULTIPLE CAPACITIES. Any fiduciary may serve in more than one fiduciary capacity with respect to the Plan.


         13.8 COMPENSATION AND EXPENSES OF FIDUCIARIES. A fiduciary will be entitled to receive any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his or her duties under the Plan. However, a fiduciary who already receives full-time pay from an Employer will receive no compensation from the Plan, except for reimbursement of expenses properly and actually incurred.





                                   Article 14


                                Claim Procedures
                                ----------------


         14.1 CLAIM. Any Employee, Eligible Employee, Member or Beneficiary who believes that he is entitled to or has not received a right or benefit due him under the Plan may make a claim therefor by filing a written claim with the Company or his Employer.

         14.2 INITIAL DETERMINATION. The Company acting for itself or through the Human Resources Department of the Company or an Employer will determine initially any claim made pursuant to Section l4.1, including without limitation, eligibility for and the amount of any benefit claimed by a Member or a Beneficiary, and will mail or deliver to the claimant a written notice of its decision. Each notice denying a claim, in whole or part, will specify the reasons therefor, state the time within which the Employee, Member or Beneficiary has to request review thereof and contain such other information as the law may require. Such notice will be given within 30 days after filing of the claim. If special circumstances require additional time for processing the claim, the Company may delay issuing its decision for an additional 30 by giving the claimant written notice of the circumstances requiring the delay. If no notice of decision or delay is given within 30 days after the claim is filed, the claim shall be deemed denied.


         14.3 REVIEW. Within 60 days after receipt of the decision denying his claim, in whole or part, such Employee, Member, Beneficiary or other claimant may request that the Administrative Committee review the denial by filing a written request for review with the Administrative Committee, and will have the right to inspect such documents as the Administrative Committee may determine, and meet with the Administrative Committee at such time and place as the Administrative Committee determines, with or without a representative of his choice. The Administrative Committee shall issue a written decision, stating the reasons therefor, including specific references to pertinent provisions of the Plan, applicable practice and policy under the Plan, prior decisions of the Administrative Committee and other information which the law may require or the Administrative Committee deems appropriate, within 60 days after receipt of the request for review. If special circumstances require additional time for processing such review, the Administrative Committee may delay issuing its decision for an additional 60 days by giving the claimant written notice of such circumstances and the date the Administrative Committee expects to render its final decision. If the decision is not issued within the prescribed period, the appeal shall be deemed denied. No claimant shall have recourse to courts of law until the administrative review process set forth herein has been completed.


         l4.4 EFFECT OF DECISION. The decisions of the Administrative Committee pursuant to this Article l3 shall be final and binding on the Company and any Employer, Employee, Member, Beneficiary or other claimant unless a court having jurisdiction of the matter under ERISA determines that such decision was arbitrary and capricious.





                                   Article 15


                  Adoption of Plan by Controlled Group Members
                  --------------------------------------------


         15.1 PLAN ADOPTION PROCEDURE. Any Controlled Group Member may become an Employer under the Plan if (a) the Company first approves the adoption of the Plan by the Controlled Group Member and participation of the Controlled Group Member in the Plan as an Employer and the eligibility of all or some categories of the Employees of the Controlled Group Member to participate in the Plan as Members; (b) pursuant to resolution of its directors in a form satisfactory to the Company, the Controlled Group Member adopts the Plan, as amended, and delegates to the Company authority to (i) enter into the Trust Agreement and agreements with one or more Investment Managers, (ii) amend and/or terminate the Plan, Trust Agreement and/or agreements with Investment Managers, and (iii) administer the Plan in accordance with its terms; and (c) the Controlled Group Member agrees to be bound by any other terms and conditions which the Company may require and are consistent with the purposes of the Plan.


         15.2 EFFECT OF PLAN ADOPTION. A Controlled Group Member that adopts the Plan pursuant to this Article will be an Employer for all purposes hereunder. If the Company so authorizes, the Eligible Employees of a Controlled Group Member may receive credit under the Plan for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining vesting of the interests of such Employees in their Account; provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Eligible Employees.





                                   Article 16


                            Amendment and Termination
                            -------------------------


         16.1 AMENDMENT. The Company acting for itself or through the Administrative Committee reserves the right to modify or amend, in whole or in part, any and all provisions of the Plan; provided that no modification or amendment:


                  (a) shall permit any part of the assets of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Members and their Beneficiaries, except as provided in Section 6.7;


                  (b) retroactively change the provisions for vesting any Member's interest in any Matching Contributions made for his benefit;

                  (c) retroactively decrease the percentage of an Employer's Matching Contribution; or


                  (d) decrease any Member's interest in Employee Contributions, Rollover Contributions, Matching Contributions or earnings credited to his Account to the extent his interest therein has vested.


         16.2 TERMINATION.


                  (a) BY THE COMPANY. The Company reserves the right to terminate the Plan for any reason in respect of any or all Employers and/or categories of Eligible Employees, and direct complete discontinuance of contributions hereunder by any or all Employers and/or categories of Eligible Employees.


                  (b) BY AN EMPLOYER. Subject to the Company's approval, an Employer may discontinue its participation in the Plan for any reason in respect of any or all of its categories of Eligible Employees and/or completely discontinue contributions hereunder by any or all categories of its Eligible Employees.


                  (c) INSTRUCTIONS TO TRUSTEE. If the Company terminates the Plan as to all Employers and Eligible Employees or discontinues all contributions to the Trust Fund, the Company will instruct the Trustee to distribute to each Member the value of all Plan Shares credited to each Member as soon as practical and to continue to manage the Trust Fund until all assets in the Trust Fund have been distributed to Members except as otherwise provided in Section 6.7 in respect of Matching Contributions.

                                   Article 17


                           Consolidation and Transfer
                           --------------------------


         17.1 CONSOLIDATION. Subject to Section 17.3, the Company may consolidate this Plan and any other plan maintained by any Employer on such terms and conditions as the Company may determine.


         17.2 TRANSFER. Subject to Section 17.3, the Company may permit Members to transfer to this Plan any interests they may have under a plan maintained by the Company or Employer on such terms and conditions as the Company may determine.


         17.3 PRESERVATION OF BENEFITS. In the event of a merger or consolidation with, or transfer of assets to any other plan, each Member will receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Member was entitled to immediately before such merger, consolidation or transfer (if the Plan had terminated).





                                   Article 18


                              Additional Provisions
                              ---------------------


The provision of the Appendices set forth below are incorporated herein by reference and made a part hereof:


                  (A)      Appendix A, Nondiscrimination Requirements


                  (B)      Appendix B, Limitations on Allocations


                  (C)      Appendix C, Top-Heavy Provisions

                                   Article 19


                                  Miscellaneous
                                  -------------


         19.1 BENEFITS PAYABLE FROM TRUST FUND. All persons with any interest in the Trust Fund shall look solely to the Trust Fund for any payments with respect to such interest.


         19.2 PAYMENTS FOR EXCLUSIVE BENEFITS OF MEMBERS. Payments of benefits in respect of the interest of a Member under the Plan to any person other than such Member in accordance with the provisions of the Plan shall be deemed to be for the exclusive benefit of such Member.


         19.3 ADDRESS OF RECORD. Each Member, Beneficiary or other person who has an interest under the Plan, actual or potential, shall file and maintain on file with the Company and/or an Employer a current address. Communications mailed by the Company and/or Employer, Trustee, or Administrative Committee to such address will fulfill all obligations to provide required information to Members, including former Employees and Beneficiaries, in regard to the Plan. The last address as shown by the Company and/or Employer's records will be presumed to be the current address and all communications, including without limitation statements of a Member's Account, mailed thereto will be deemed given when mailed to such address.


         19.4 ELECTIONS. Members will make all elections hereunder in writing by the completion and delivery of forms prescribed by the Company or Administrative Committee for such purposes, within the time limits set forth hereunder with respect to each such election or, if no time limit is set forth, such limit as may be established by the Administrative Committee.

When the time limit for making an election would expire on a non-business day of the Company, such time shall be extended to the next business day of the Company.


         19.5 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment or continuance of the Plan nor the making of any contributions to the Plan nor the payment of any benefits hereunder nor any action of the Company and/or Employer, the Directors, the Administrative Committee, the Benefits Management Committee, or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or any Employer or to limit the right of the Company or any Employer to terminate the employment of any person.


         19.6 NO ASSURANCE. Nothing herein will be deemed an assurance or guarantee that the Trust Fund or any Investment Fund will not decrease in value or incur a loss.


         19.7 TIME OF ACTION. Any action required or permitted to be taken hereunder may be taken at any time and from time to time unless the Plan expressly requires such action to be taken at or within a specified time.


         19.8 HEADINGS. Headings of Articles and Sections of the Plan are inserted for convenience of reference and do not constitute a part of the Plan.


         19.9 USE OF MASCULINE TERMS. Masculine terms shall include the feminine wherever appropriate.


         19.10 OHIO LAW TO GOVERN. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan, including the Trust Agreement, shall be determined in accordance with the laws of the State of Ohio, except as provided in ERISA.

         19.11 INALIENABILITY OF BENEFITS AND INTEREST. No benefit payable under the Plan or interest in the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Member or Beneficiary. If any Member or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under the Plan or interest in the Trust Fund, then to the extent permitted by law, the Administrative Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Member, or his Beneficiary, his spouse, children, blood relatives, or dependents, or any of them, in such manner and in such proportions as the Administrative Committee may consider proper. Notwithstanding the foregoing, a Member may direct that a distribution pursuant to Article 10 or Article 11 shall be paid to the trustee of a trust created by him for his own benefit or for the benefit of his immediate family.


         Notwithstanding any provision in the Plan to the contrary, the Plan shall make all payments required by a qualified domestic relations order ("QDRO") within the meaning of Code Section 4l4(0), including distributions required or permitted by a QDRO to an alternate payee even though such payments are with respect to a Member who has not incurred a Termination of Employment Date and which commence before the Member has attained the earliest retirement age under the Plan. The Company shall establish a procedure to determine the qualified status of a QDRO and to administer distributions under a QDRO.


         19.12 SEVERABILITY. If any provision of this Plan, any amendment to this Plan or any part of such amendment is held to be invalid, illegal or unenforceable by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Plan or any other part of such amendment.





                                   Article 20


                       Terms of Mergers or Consolidations
                       ----------------------------------


         20.1 MERGER WITH AEROJET SAVINGS PLAN.


                  (a) MERGER. The Aerojet-General Corporation Savings Plan ("Aerojet Plan") was merged into the Plan effective as of 12:01 a.m. on 1 December 1989 ("Effective Date").


                  (b) ACCOUNTS. In connection with said merger, Participants' balances in their Accounts in the Aerojet Plan were transferred to the Plan, becoming part of such Participants' corresponding Accounts in the Plan as follows:


                                                    GenCorp
             Aerojet Plan                         Savings Plan
             ------------                         ------------


         Company Account (401(k))             Aerojet Matching
                                              Contribution Account


         Company Account (401(a))             Aerojet Matching
                                              Contribution Account


         Employee 401(k) Account              Basic Before Tax
                  (Basic)                     Contribution Account


         Employee 401(k) Account              Supplemental
              (Supplemental)                  Before-Tax
                                              Contribution Account

         Employee 401(a) Account              Pre-1987 Basic
           (Pre-1987 Basic)                   After-Tax
                                              Contribution Account


         Employee 401(a) Account              Pre-1987 Supplemental
           (Pre-1987 Supplemental)            After-Tax
                                              Contribution Account


         Employee 401(a) Account              Post-1986 Basic
           (Post-1986 Basic)                  After-Tax
                                              Contribution Account


         Employee 401(a) Account              Post-1986 Supplemental
           (Post-1986 Supplemental)           After-Tax
                                              Contribution Account





         Participants remain fully vested in their entire Account balances under the Plan, including the amounts transferred from the Aerojet Plan.


                  (c) PLAN SHARES. The numbers of Units in the GenCorp Stock Fund, Diversified Equity Fund and Interest Income Fund held in each Participant's Accounts under the Aerojet Plan were converted as of the Effective Date into equivalent numbers of Plan Shares in said Funds to be held in the Participant's Accounts under the Plan. Such conversion was accomplished by multiplying the number of the Participant's Units in the specific Fund under the Aerojet Plan by the appropriate Unit value as determined under Section 9.3 of the Aerojet Plan, and dividing the result by the value of a Plan Share in the same Fund under the Plan. For example, the rounded value of a Unit in the GenCorp Stock Fund under the Aerojet Plan was $.90 as of 30 November 1989. The rounded value of a Plan Share in the GenCorp Stock Fund under the Plan was $.52 as of 30 November 1989. Therefore, 100 units in the GenCorp Stock Fund under the Aerojet Plan were converted on that date to approximately 173 Plan Shares in the GenCorp Stock Fund under the Plan (i.e., .90/.52 x 100).


                  (d) PRESERVATION OF RIGHTS. From and after the Effective Date, the rights of Participants to their Account balances are governed by the terms of the Plan, except to the extent preservation of an optional form of benefit provided under the Aerojet Plan is required pursuant to Treas. Regs. "1.411(d)-4, Q&A-2(a)(3) and Q&A-3(a)(1). If so required, the relevant terms of the Aerojet Plan are deemed to be incorporated in the Plan.

20.2 MERGER WITH NON-BARGAINING EMPLOYEES' SAVINGS PLAN


                  (a) MERGER. The GenCorp Non-Bargaining Employees' Savings Plan ("Non-Bargaining Plan") was merged into the Plan effective as of 12:01 a.m. on November 1, 1996.


                  (b) ACCOUNTS. In connection with said merger,


                           (1) Members' balances in their Accounts in the
                  Non-Bargaining Plan were transferred to the Plan, becoming part of such Members' corresponding Accounts in the Plan;


                           (2) The numbers of Plan Shares in the respective
                  Investment Funds held in each Member's Accounts under the Non-Bargaining Plan were converted into equivalent numbers of Plan Shares in said Funds to be held in the Member's Accounts under the Plan;


                           (3) Members remained fully vested in their entire
                  Account balances under the Plan, including the amounts transferred from the Non-Bargaining Plan; and

                           (4) Former Members in the Non-Bargaining Plan who
                  were Employees on and after November 1, 1996 were eligible to participate in the Plan in accordance with the terms of the Plan.


                  (c) From and after November 1, 1996, the rights of Members to their Account balances are governed by the terms of the Plan, except to the extent preservation of an optional form of benefit provided under the Non-Bargaining Plan is required pursuant to Treas. Regs.ss.1.411(d)-4, Q&A-2(a)(3) and Q&A-3(a)(1). If so required, the relevant terms of the Non-Bargaining Plan are deemed to be incorporated in the Plan.

20.3 MERGER WITH AEROJET BARGAINING UNIT SAVINGS PLAN.


                  (a) MERGER. The Aerojet-General Corporation Savings Plan for Bargaining Unit Employees ("Aerojet B.U. Plan") was merged into the Plan in two separate transactions:


                           (1) Members in the Aerojet B. U. Plan who belonged to
                  (i) International Association of Machinist & Aerospace Workers ("IAM") Local 946, (ii) IAM Local 812 and (iii) International Union of Operating Engineers, Stationary Engineers Local 39 (collectively referred to herein as the "Sacramento Members"), having ceased to be eligible to participate in the Aerojet B.
                  U. Plan, became eligible to participate in the Plan on November 1, 1996.


                           (2) The Aerojet B.U. Plan was fully merged into the
                  Plan, and the remaining Members in the Aerojet B.U. Plan became eligible to participate in the Plan, effective as of 11:59 p.m. on October 31, 1997.

                  (b) ACCOUNTS. The Accounts of Members under the Aerojet B.U. Plan were transferred into the Plan simultaneously with each Member become eligible to participate in the Plan in accordance with subsection (a), becoming part of such Members' corresponding Accounts in the Plan. In connection with said transfers,


                           (1) The numbers of Plan Shares in the respective
                  Investment Funds held in each Member's Accounts under the Aerojet B.U. Plan were converted into equivalent numbers of Plan Shares in said Funds to be held in the Member's Accounts under the Plan; and


                           (2) Former Aerojet B.U. Plan Members shall continue
                  to vest, in accordance with the terms of the Aerojet B.U. Plan, in the amounts (including earnings thereon) included in their Account balances under the Plan which were transferred from the Aerojet B.U. Plan


                  (c) From and after the effective dates of such transfers in accordance with this Section 20.3, the rights of Members to their Account balances are governed by the terms of the Plan, except to the extent preservation of an optional form of benefit provided under the Aerojet B.U. Plan is required pursuant to Treas. Regs. Section 1.411(d)-4, Q&A-2(a)(3) and Q&A-3(a)(1). If so required, the relevant terms of the Aerojet B.U. Plan are deemed to be incorporated in the Plan.


         20.4 SPIN-OFF OF OMNOVA SOLUTIONS INC. ON OCTOBER 1, 1999. The Plan was amended effective October 1, 1999, to be a multiple employer plan as described in Section 413(c) of the Internal Revenue Code as provided below:

                  1. Following the spin-off of GenCorp's Performance Chemicals and Decorative & Building Products businesses into a separate and independent public company, OMNOVA Solutions Inc. ("OMNOVA") (the "Distribution"), OMNOVA will be a Participating Sponsor of the Plan and the employees of OMNOVA will participate in the Plan as described herein;


                  2. GenCorp will perform day-to-day administration of the Plan with cooperation and assistance of OMNOVA pursuant to a Services and Support Agreement between GenCorp and OMNOVA;


                  3. GenCorp will continue to be both the administrator and sponsor of the Plan, as defined in ERISA sections 3(16)(A) and (B), for purposes of complying with the reporting and disclosure requirements imposed by ERISA and the Code in administering the Plan;


                  4. The Administrative Committee for the Plan, which will have general responsibility for interpreting and assuring uniform administration of the provisions of the Plan, will be composed of three
         (3) members of the GenCorp Administrative Committee and two (2) members of the OMNOVA Administrative Committee;


                  5. The Benefits Management Committee for the Plan, which will have the responsibilities related to maintaining relationships with the trustee and investment managers and investment of the trust fund, will be composed of two (2) members of the GenCorp Benefits Management Committee and two (2) members of the OMNOVA Benefits Management Committee;

                  6. Following the Distribution, employer matching contributions on behalf of GenCorp employees will be made solely by GenCorp and solely to the GenCorp Stock Fund and employer matching contributions on behalf of OMNOVA's employees will be made solely by OMNOVA and solely to the OMNOVA Stock Fund;


                  7. Following the Distribution, OMNOVA common stock held in the accounts of GenCorp employees that is attributable to contributions made before the Distribution may be retained in the OMNOVA Stock Fund, transferred to the GenCorp Stock Fund or transferred to any other available investment funds in the Plan at the participant's election in accordance with the terms of the Plan and contributions made to or held under the Plan on behalf of GenCorp employees may not otherwise be invested in the OMNOVA Stock Fund;


                  8. OMNOVA common stock held in the accounts of GenCorp employees that is attributable to employer matching contributions that have been in the plan for at least two full plan years may be withdrawn, in cash or in kind, and any dividends on OMNOVA common stock in accounts of GenCorp employees will be reinvested in the OMNOVA Stock Fund;


                  9. Following the Distribution, GenCorp common stock held in the accounts of OMNOVA employees that is attributable to contributions made before the Distribution may be retained in the GenCorp Stock Fund, transferred to the OMNOVA Stock Fund or transferred to any other available investment fund in the Plan at the participant's election in accordance with the terms of the Plan, and contributions made to or held under the

         Plan on behalf of OMNOVA employees may not be invested in the GenCorp Stock Fund;


                  10. GenCorp common stock held in the accounts of OMNOVA employees that is attributable to employer matching contributions that have been in the plan at least two full plan years may be withdrawn, in cash or in kind, and any dividends after the Distribution Date on GenCorp common stock in accounts of OMNOVA employees will be reinvested in the GenCorp Stock Fund; and


                  11. Not later than October 31, 2001, the accounts of OMNOVA employees and former OMNOVA employees will be transferred to a new separate savings plan to be established by OMNOVA and, thereafter, neither OMNOVA nor its employees will participate in the Plan.


                  12. Notwithstanding any terms of the Plan as in effect on September 30, 1999, the Plan will be administered as described above.

                                   SCHEDULE A


                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN


          All categories of Employees at the locations listed below are eligible to participate as Members of the Plan as of October 1, 1999, except Employees represented by the unions indicated:


              EMPLOYER                               WORK LOCATION                               UNION
              --------                               -------------                               -----

GenCorp Inc.                           Corporate Headquarters
                                       Highway 50 & Aerojet Road
                                       Rancho Cordova, CA  95670

                                       GenCorp Vehicle Sealing
                                       Headquarters
                                       34975 West Twelve Mile Road
                                       Farmington Hills, MI   48331

                                       Marketing/Sales Office
                                       34975 West Twelve Mile Road
                                       Farmington Hills, MI 48018-9067

                                       GenCorp Vehicle Sealing                    The Grand Lodge of the
                                       200 General Street                         International Association of
                                       Batesville, AR   72501                     Machinists & Aerospace
                                                                                  Workers, A.F. of L. - C.I.O.
                                                                                  acting for and on behalf of
                                                                                  District Lodge No. 156 and
                                                                                  Local Lodge No. 2248 of the
                                                                                  International Association of
                                                                                  Machinists and Aerospace
                                                                                  Workers, A.F. of L. - C.I.O.

                                       GenCorp Vehicle Sealing
                                       7627 Zero Road
                                       Berger, MO   63014

              EMPLOYER                               WORK LOCATION                               UNION
              --------                               -------------                               -----

                                       GenCorp Vehicle Sealing                    Local Union No. 466, United
                                       1700 Factory Avenue                        Steelworkers of America
                                       Marion, IN   46952

                                       GenCorp Vehicle Sealing                    Local Union No. 626, United
                                       One General Street                         Steelworkers of America;
                                       Wabash, IN   46992                         Local 135, International
                                                                                  Brotherhood of Teamsters

Aerojet-General Corporation            Aerojet Headquarters
                                       Highway 50 & Aerojet Road
                                       Rancho Cordova, CA   95670

                                       Aerojet Azusa Operations
                                       1100 West Hollyvale Street
                                       Azusa, CA  91702

                                       Aerojet Ordnance                           Local 3-974 of the Oil,
                                       Old Highway 11 East                        Chemical & Atomic Workers
                                       Jonesborough, TN  37659                    International Union

                                       Aerojet Sacramento Operations
                                       Highway 50 & Aerojet Road
                                       Rancho Cordova, CA  95670

                                       Washington, DC Office
                                       1025 Connecticut Avenue, N.W.
                                       Suite 1107
                                       Washington, DC  20036

Aerojet Fine Chemicals                 Headquarters
                                       P.O. Box 1718
                                       Rancho Cordova, CA   95741

OMNOVA Solutions Inc.                  Corporate Headquarters
                                       175 Ghent Road
                                       Fairlawn, OH   44333

              EMPLOYER                               WORK LOCATION                               UNION
              --------                               -------------                               -----

OMNOVA Solutions Inc.                  Technical Center
(continued)                            2990 Gilchrist Road
                                       Akron, OH   44305

                                       OMNOVA Performance Chemicals Headquarters
                                       175 Ghent Road
                                       Fairlawn, OH   44333

                                       OMNOVA Performance Chemicals
                                       165 S. Cleveland Avenue
                                       Mogadore, OH   44260

                                       OMNOVA Performance Chemicals
                                       1601 Highway 41 SW
                                       Calhoun, GA   30701-3651

                                       OMNOVA Performance Chemicals
                                       1476 J. A. Cochran Bypass
                                       Chester, SC   29706

                                       OMNOVA Performance Chemicals
                                       83 Authority Drive
                                       Fitchburg, MA   01420

                                       OMNOVA Performance Chemicals
                                       1701 Cornell Road
                                       Green Bay, WI   54313

                                       OMNOVA Performance Chemicals
                                       6008 High Point Road
                                       Greensboro, NC   27407

              EMPLOYER                               WORK LOCATION                               UNION
              --------                               -------------                               -----

OMNOVA Solutions Inc.                  OMNOVA Performance
(continued)                            Chemicals
                                       Latex Sales Office
                                       235 Brickyard Road
                                       Dalton, GA   30720

                                       OMNOVA Decorative &
                                       Building Products Headquarters
                                       175 Ghent Road
                                       Fairlawn, OH   44333

                                       OMNOVA Decorative &
                                       Building Products
                                       2011 Rocky River Road
                                       Monroe, NC   28110

                                       OMNOVA Decorative &
                                       Building Products
                                       133 Yorkville Road East
                                       Columbus, MS   39702

                                       OMNOVA Decorative &
                                       Building Products
                                       P.O. Box 429
                                       Auburn, PA   17922-0429

                                       OMNOVA Decorative &
                                       Building Products Sales Office
                                       2201 Coronation Boulevard
                                       Suite 190
                                       Charlotte, NC   28227

                                       OMNOVA Decorative &
                                       Building Products
                                       Sales Office
                                       1359 Broadway, 20th Floor
                                       New York, NY   10018

              EMPLOYER                               WORK LOCATION                               UNION
              --------                               -------------                               -----

OMNOVA Solutions Inc.                  OMNOVA Decorative &
(contined)                             Building Products
                                       Wallcovering
                                       10 Bloomfield Avenue
                                       Pine Brook, NJ   07058

                                       OMNOVA Decorative &
                                       Building Products
                                       Design Center
                                       5 Northeastern Blvd.
                                       Salem, NH   03079

                                       OMNOVA Decorative &
                                       Building Products
                                       1722 Indianwood Circle, Suite A
                                       Maumee, OH   43537

OMNOVA Services Inc.                   As directed

                                   SCHEDULE B

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN

         Following is a description of each of the three Investment Funds as of the Effective Date.

         1. DIVERSIFIED EQUITY FUND

         (a) INVESTMENT: Contributions to the Diversified Equity Fund will be invested primarily in the common stocks and other equity securities of companies included in Standard and Poor's 500 Index and/or one or more funds designed to match the performance of and changes in Standard and Poor's 500 Index. All earnings on and proceeds from the sale or disposition of assets held in the Diversified Equity Fund shall be invested in the Diversified Equity Fund. A portion of the funds in the Diversified Equity Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE: The primary objective of the Diversified Equity Fund will be to provide the opportunity to participate in the increase, if any, in the value of the common stocks and other equity securities of relatively large corporations and minimize investment risk by investing funds in a diverse number of common stocks and other equity securities of relatively large companies.

         2. GENCORP STOCK FUND

         (a) INVESTMENT: Contributions to the GenCorp Stock Fund will be invested in Company Shares which may be purchased in the open market or from the Company at their fair market value on the date of purchase. A portion of the GenCorp Stock Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE: The primary objective of the GenCorp Stock Fund will be to encourage Members who are employees of GenCorp to become shareholders of GenCorp and align their interests as shareholders and employees of GenCorp.

         3. INTEREST INCOME FUND

         (a) INVESTMENT: Contributions to the Interest Income Fund will be invested primarily in one or more investment contracts with one or more banks, insurance companies or other financial institutions, which contain provision for payment of a guaranteed minimum rate of interest on the principal amount of such investment during a specified period of time and protection of such principal amount from risk of loss, except in certain limited circumstances and, secondarily, in securities and obligations of the US Government corporations which yield a fixed rate of interest on the principal amount thereof during a specified period of time. A portion of the funds in the Interest Income Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE: The primary objective of the Interest Income Fund will be to produce relatively high income yields at fixed rates of interest and minimize the risk of loss of the principal amounts of investments and earnings thereon.

         4. BALANCED FUND

         (a) INVESTMENT. Contributions to the Balanced Fund will be invested in both (i) common stocks and other equity securities of companies included in Standard and Poor"s 500 Index (ii) and investment-grade fixed income securities of over a year in maturity of the U.S. Government and its agencies, publicly issued debt of U.S. companies, U.S. dollar-denominated debt of foreign governments issued in the U.S., and mortgage pass-through securities issued by the Federal National Mortgage Corporation (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), and the Government National Mortgage Association (Ginny Mae). All earnings on and proceeds from the sale or disposition of assets held in the Balanced Fund shall be invested in the Balanced Fund. A portion of the funds in the Balanced Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE: The primary objective of the Balanced Fund is to participate in the increase, if any, in the value of common stocks and other equity securities of a diversified portfolio of relatively large corporations and to produce income and possibly capital gains from fixed income securities

         5. INTERNATIONAL EQUITY FUND

         (a) INVESTMENT: Contributions to the International Equity Fund will be invested in the companies included in the Morgan Stanley Capital International Europe, Australia, and Far East Index (EAFE Index). All earnings on and proceeds from the sale or disposition of assets held in the International Equity Fund shall be invested in the International Equity Fund. A portion of the funds in the International Equity Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE: The primary objective of the International Equity Fund is to provide an opportunity to participate in the increase, if any, in the value of common stocks of a diversified portfolio of non-U.S. corporations.

         6. DIVERSIFIED BOND FUND

         (a) INVESTMENT. Contributions to the Diversified Bond Fund will be invested in investment-grade fixed income securities of over a year in maturity of the U.S. Government and its agencies, publicly issued debt of U.S. companies, U.S. dollar-denominated debt of foreign governments issued in the U.S., and mortgage pass-through securities issued by the Federal National Mortgage Corporation (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), and the Government National Mortgage Association (Ginny Mae), in a manner designed to match the performance of and changes in the Lehman Brothers Aggregate Bond Index. All earnings on and proceeds from the sale or disposition of assets held in the Diversified Bond Fund shall be invested in the Diversified Bond Fund. A portion of the funds in the Diversified Bond Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE. The primary objective of the Diversified Bond Fund is to produce income and possibly capital gains from investing in a broadly diversified portfolio of fixed income securities.

         7. SHORT-TERM INVESTMENT FUND

         (a) INVESTMENT. Contributions to the Short-Term Investment Fund will be invested in short-term securities with relatively little market (interest rate) risk. The maturities of securities in the Fund will normally be limited to one year with an average maturity of 30 to 60 days. Like most money market funds, the Fund will invest in a diversified portfolio of securities, or in a commingled fund investing in such securities, including, but not limited to, U.S. Treasury Bills and Notes, Corporate Notes and Commercial Paper, Certificates of Deposit, and Floating-Rate Notes. All earnings on and proceeds from the sale or disposition of assets held in the Short-Term Investment Fund shall be invested in the Short-Term Investment Fund. A portion of the funds in the Short-Term Investment Fund may be held in cash as provided in Section 6.4.

         (b) OBJECTIVE. The primary objective of the Short-Term Investment Fund is to maximize investment returns while focusing on the preservation of principal. The Fund is not intended to track any single fixed income index.

         8. OMNOVA STOCK FUND.

         (a) INVESTMENT: Contributions to the OMNOVA Fund will be invested in Shares of OMNOVA Solutions Inc. which may be purchased in the open market or from OMNOVA Solutions Inc. at their fair market value on the date of purchase. A portion of the OMNOVA Stock Fund may be held in cash or other short-term investments as provided in Section 6.4.

         (b) OBJECTIVE: The primary objective of the OMNOVA Stock Fund will be to encourage Members who are employees of OMNOVA Solutions Inc. to become shareholders of

OMNOVA Solutions Inc. and align their interests as shareholders and employees of OMNOVA Solutions Inc.

                                   APPENDIX A

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN

                         NONDISCRIMINATION REQUIREMENTS

           A.1 EXCESS DEFERRALS.

                    (a) LIMIT ON 401(K) CONTRIBUTIONS. Notwithstanding the provisions of Article 4, a Member's 401(k) Contributions (as defined in this Section A.l(a)) for any taxable year of such Member shall not exceed $7,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury). Except as otherwise provided in this Section, the term "401(k) Contributions" for purposes of this Appendix means and includes (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), and (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement within the meaning of Code section 3121(a)(5)(D); and "401(a) Contributions" means and includes a Member's After-Tax Contributions (as defined in Article l).

                    (b) DISTRIBUTION OF EXCESS DEFERRALS. If a Member's 401(k) Contributions exceed the amount described in Section A.1(a) (hereinafter called "excess deferrals"), such excess deferrals (and any income allocable thereto) will be distributed to the Member by April 1 following the close of the taxable year in which such excess deferrals occurred if (and only if) by March 1 following the close of such taxable year, the Member (i) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (ii) notifies the Administrative Committee of the portion allocated to this Plan. The amount of excess deferrals that may be distributed with respect to a Member for a taxable year shall be reduced by any excess contributions (as defined in Section A.2(d)) previously distributed or recharacterized with respect to such Member for the Plan Year beginning with or within such taxable year.

                    (c) RETURN OF MATCHING CONTRIBUTIONS. If a Member's 401(k) Contributions under this Plan exceed the amount described in Section A.1(a), or if a Member's 401(k) Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his 401(k) Contributions made to this Plan, Matching Contributions, if any, made with respect to such 401(k) Contributions (and any income applicable thereto) shall be forfeited and used to reduce subsequent cash payments of Matching Contributions in accordance with Section 5.2.

 A.2 EXCESS 401(K) CONTRIBUTIONS.

                    (a) ACTUAL DEFERRAL PERCENTAGE TEST. Notwithstanding the provisions of Article 4 or Article 5, for any Plan Year,

         (i) the actual deferral percentage (as defined in Section A.2(b) for the group of eligible Highly Compensated Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

         (ii) the excess of the actual deferral percentage for the group of eligible Highly Compensated Employees (as defined in Section A.2(c)) for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of eligible Highly Compensated Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.

If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Section. If any eligible Highly Compensated Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such eligible Highly Compensated Employee.

                  (b) DEFINITION OF ACTUAL DEFERRAL PERCENTAGE. For the purposes of this Appendix, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of 401(k) Contributions actually allocated to the Accounts of each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section A.1) to (ii) the Eligible Employee's compensation for such Plan Year. For the purposes of this Section A.2(b), the term "compensation" shall mean an Eligible Employee's compensation from an Employer that is required to be reported as wages on the Eligible Employees' Form W-2 for income tax purposes. For purposes of determining the actual deferral percentage test, 401(k) Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate and must be allocated to the Member's Account as of a date within the Plan Year to which such contributions relate.


                  (c) DEFINITION OF ELIGIBLE HIGHLY COMPENSATED EMPLOYEE. For the purposes of this Appendix, the term "eligible" Highly Compensated Employee means a Highly Compensated Employee eligible to become a Member under Article 2.

                    (d) TREATMENT OF EXCESS CONTRIBUTIONS. If excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then such contributions, to the extent permitted in Treasury Regulations, shall be recharacterized for purposes of Section A.2. Before-Tax Contributions shall be recharacterized as After-Tax Contributions. For the purposes of this Section A.2(d), the term "excess contributions" shall mean, for any Plan Year, the excess of (A) the aggregate amount of 401(k) Contributions allocated to the Accounts of eligible Highly Compensated Employees for such Plan Year over (B) the maximum amount of such 401(k) Contributions permitted for such Plan Year under Section A.2(a), determined by reducing 401(k) Contributions allocated to the Accounts of eligible Highly Compensated Employees in order of the actual deferral percentages (as defined in Section A.2(b)) beginning with the highest of such percentages. Such reductions shall be made pursuant to non-discriminatory rules adopted by the Administrative Committee consistent with applicable law. Excess contributions that cannot be recharacterized as 401(a) Contributions, and any income allocable thereto, shall be designated as such and distributed to the Highly Compensated Employee as soon as practicable but in any event prior to the end of the following Plan Year on the basis of the respective portions of the excess contributions attributable to each such Member. The amount of excess contributions to be recharacterized or distributed under this Section A.2(d) with respect to an eligible Highly Compensated Employee for a Plan Year shall be reduced by any excess deferrals previously distributed to such Employee for his taxable year ending with or within such Plan Year.

                    (e) FORFEITURE OF MATCHING CONTRIBUTIONS. Matching Contributions made with respect to a Member's excess contributions that are not recharacterized as After-Tax Contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied to reduce subsequent cash payments of Matching Contributions in accordance with Section 5.2.

           A.3 EXCESS MATCHING AND 401(a) CONTRIBUTIONS.

                    (a) CONTRIBUTION PERCENTAGE TEST. Notwithstanding the provisions of Article 4 or Article 5, for any Plan Year the contribution percentage (as defined in Section A.3(b)) for the group of eligible Highly Compensated Employees for such Plan Year shall not exceed the greater of (i) 125 percent of the contribution percentage for all other eligible Employees or (ii) the lesser of 200 percent of the contribution percentage for all other Eligible Employees or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which Matching Contributions, 401(a) contributions or 401(k) Contributions (as defined in Section A.1(a)) are made are treated as one plan for purposes of Code section 410(b), such plans shall be treated as one plan for purposes of this Appendix A.3(a); and if an eligible Highly Compensated Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Appendix A.3(a).

                  If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the contribution percentage test maintained by an Employer, the sum of the actual deferral percentage and contribution percentage of those Highly

Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose contribution percentage is the highest) so that the "aggregate limit" is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amount is reduced will be treated as an excess aggregate contribution. The actual deferral percentage and contribution percentage of the Highly Compensated Employees are determined after any corrections required to meet the actual deferral percentage and contribution percentage tests. Multiple use does not occur if both the actual deferral percentage and the contribution percentage of the Highly Compensated Employees do not exceed 1.25 times the actual deferral percentage and contribution percentage of the non-Highly Compensated Employees. For purposes of this Section A.3, "aggregate limit" means the greater of the sum of (i) 1.25 times the greater of the actual deferral percentage of non-Highly Compensated Employees for the Plan Year or the contribution percentage of non-Highly Compensated Employees for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and
(ii) the lesser of two times or two plus the lesser of such actual deferral percentage or contribution percentage.

                    (b) DEFINITION OF CONTRIBUTION PERCENTAGE. For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the sum of the Matching Contributions and After-Tax Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (ii) the Eligible Employee's compensation (as defined in Section A.2(b)) for such Plan Year.

                    (c) TREATMENT OF EXCESS AGGREGATE CONTRIBUTIONS. If excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, as soon as practicable but in any event prior to the end of the following Plan Year, such excess aggregate contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied to reduce the cash payment of future contributions allocable as Matching Contributions or (if not forfeitable) shall be designated as such and distributed to the eligible Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such Employee. For the purposes of this Section A.3(c), the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of the contributions allocated as Matching Contributions and Member's 401(a) Contributions actually paid to the Trust Fund by or on behalf of eligible Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions allocated as Matching Contributions and Member's 401(a) Contributions permitted for such Plan Year under Section A.3(a), determined by reducing contributions allocable as Matching Contributions and Member's 401(a) Contributions made by or on behalf of eligible Highly Compensated Employees in order of their contribution percentages (as defined in Section A.3(b)) beginning with the highest of such percentages. Such reductions shall be made pursuant to non-discriminatory rules adopted by the Administrative Committee that are consistent with applicable law.

                    (d) ORDER OF DETERMINATIONS. The determination of excess aggregate contributions under this Section shall be made after (i) first determining the excess deferrals under Section A.1 and (ii) then determining the excess contributions under Section A.2.

           A.4 MONITORING PROCEDURES.

                    (a) MONITORING ACTUAL DEFERRAL PERCENTAGES AND CONTRIBUTION PERCENTAGES. In order to ensure that the requirements specified in Section A.2(a) and Section A.3(a) are satisfied for each Plan Year, the Company will monitor (or cause to be monitored) the amount of Employee Contributions and Employer contributions allocable as Matching Contributions being made to the Plan by or for each Eligible Employee during each Plan Year. If the Company determines that either of such requirements will not be satisfied for a Plan Year, the Employee Contributions or the Employer contributions allocated as Matching Contributions or both made thereafter by or for each eligible Highly Compensated Employee will be reduced to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for eligible Highly Compensated Employees for such Plan Year to a level which satisfies either of the actual deferral percentage test and/or the contribution percentage test. Such reductions will be made in 1% increments pursuant to non-discriminatory rules adopted by the Administrative Committee.

                    (b) PREVENTING EXCESS DEFERRALS. In order to ensure that excess deferrals (as such term is defined in Section A.1(b)) will not be made to the Plan for any taxable year for any Member, the Company will monitor (or cause to be monitored) the amount of 401(k) Contributions being made to the Plan for each Member during each taxable year and will take such action (pursuant to non-discriminatory rules adopted by the Administrative Committee) to prevent Member's 401(k) Contributions made for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section A.1(a). To the extent allowable under Section A.3, the percent of Compensation so reduced shall be redesignated as an After-Tax Contribution, and such redesignation shall not be subject to the six month waiting period imposed under Section 4.2.

                                   APPENDIX B

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN

                           LIMITATIONS ON ALLOCATIONS
                           --------------------------


           B.1 PRIORITY OVER OTHER ALLOCATION PROVISIONS. The provisions set forth in this Appendix will supersede any conflicting provisions of Articles 4 or 5.

           B.2 DEFINITIONS USED IN THIS APPENDIX. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                    (a) "ANNUAL ADDITION" means the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Controlled Group Members:

                           (i) the amount of Controlled Group Member
                  contributions with respect to the Limitation Year allocated to the Member's Account, including any such contributions that are distributed to him or forfeited pursuant to Section A.3(c) or forfeited pursuant to Section A.2(e);

                           (ii) the amount of any forfeitures for the Limitation
                  Year allocated to the Member's Account;

                           (iii) the amount, if any, carried forward pursuant to
                  Section B.4 or a similar provision in another Qualified Plan and allocated to the Member's Account;

                           (iv) the amount of a Member's voluntary nondeductible
                  contributions for the Limitation Year;

                           (v) the amount allocated to an individual medical
                  benefit account (as defined in Code section 415(1)(2)) which is part of a pension plan or an annuity plan; and

                           (vi) the amount derived from contributions paid or
                  accrued that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 4l9A(d)(3)) under a Welfare Benefit Fund.

           A Member's Annual Addition will not include any nonvested amounts restored to his Account following his reemployment pursuant to Section 9.3.

                    (b) "DEFINED BENEFIT DOLLAR LIMITATION" means for any Limitation Year, $90,000 or such amount as determined by the Commissioner of Internal Revenue under Code section 415(d)(1) as of the January 1 falling within such Limitation Year.

                    (c) "DEFINED BENEFIT FRACTION" means a fraction, the numerator of which is the Projected Annual Benefit of a Member under all Defined Benefit Plans maintained by a Controlled Group Member determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) 140% of the Member's average Includible Compensation that may be taken into account for the Limitation Year under Code section 415(b)(1)(B), or (ii) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year. If the Member was a participant in a Defined Benefit Plan maintained by a Controlled Group Member in existence on July 1, 1982, or on May 6, 1986, the denominator of the Defined Benefit Fraction will not be less than 125% of the greater of the Member's accrued Projected Annual Benefit under such plan as of the end of the last Limitation Year beginning before January 1, 1983, or his accrued Projected Annual Benefit, as of the end of the last Limitation Year beginning January 1, 1987. The preceding sentence applies only if the Defined Benefit Plan satisfied the requirements of Code section 415 as in effect at the end of such Limitation Year.

                    (d) "DEFINED BENEFIT PLAN" means a Qualified Plan other than a Defined Contribution Plan.

                    (e) "DEFINED CONTRIBUTION DOLLAR LIMITATION" means for any Limitation Year, $30,000 or, if greater, 25% of the Defined Benefit Dollar Limitation for the same Limitation Year. If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year shall not exceed the amount determined in the preceding sentences multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

                    (f) "DEFINED CONTRIBUTION FRACTION" means a fraction, the numerator of which is the sum of the Annual Additions allocated to the Member's Account for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which the Member was an Employee (regardless of whether a Defined Contribution Plan was in existence for such Limitation Year) (i) the Defined Contribution Dollar Limitation (determined for this purpose without regard to the provisions of Code section 415(c)(6)) effective for the Limitation Year multiplied by 125%, or (ii) 35% of the Member's Includible Compensation for such Limitation Year.

                    (g) "DEFINED CONTRIBUTION PLAN" means a Qualified Plan described in Code section 414(i).

                    (h) "INCLUDIBLE COMPENSATION" means an Employee's total wages from the Controlled Group as determined for purposes of Internal Revenue Service Form W-2, excluding, however: (i) moving expense reimbursements that are deductible by the Employee under Code section 217, (ii) contributions of Controlled Group Members to a simplified employee pension plan to the extent such contributions are deductible by the Employee and contributions of Controlled Group Members to any other plan of deferred compensation that are not includible in the Employee's gross income,
(iii) distributions to the Employee from any plan of deferred compensation other than an unfunded, nonqualified plan of deferred compensation, (iv) amounts realized from the exercise of a nonqualified stock option, (v) amounts realized under Code section 83 with respect to restricted property that becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (vi) amounts realized from the disposition of stock acquired under a qualified stock option within the meaning of Code section 422, and (vii) any other amounts that receive special tax benefits within the meaning of section 1.415-2(d)(2) of the Treasury Regulations.

                    (i) "LIMITATION YEAR" means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the calendar year.

                    (j) "MAXIMUM ANNUAL ADDITION" means with respect to a Member for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Member's Includible Compensation.

                    (k) "PROJECTED ANNUAL BENEFIT" means the annual benefit (as defined in Code section 415(b)(2)) to which a Member would be entitled under the terms of a Defined Benefit Plan maintained by a Controlled Group Member, assuming that the Member will continue employment until his normal retirement age under the Defined Benefit Plan (or current age, if later) and that the Member's Includible Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Defined Benefit Plan will remain constant for all future Limitation Years.

                    (l) "WELFARE BENEFIT FUND" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

           B.3 GENERAL LIMITATION. The Annual Addition of a Member for any Limitation Year shall not exceed the Maximum Annual Addition. If, except for the application of this section, the Annual Addition of a Member for any Limitation Year would exceed the Maximum Annual Addition, the excess Annual Addition attributable to this Plan will not be allocated to the Member's Account for the Plan Year included in such Limitation Year, but will be subject to the provisions of Section B.4. The limitations contained in this Appendix will apply on an aggregate basis to all Defined Contribution Plans and all Defined Benefit Plans (whether or not any of such plans have terminated) established by the Controlled Group Members.

           B.4 EXCESS ALLOCATIONS.

                    (a) MEMBERS COVERED BY ONE DEFINED CONTRIBUTION PLAN. If the Member is not covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year and the amount otherwise allocable to his Account would exceed the Maximum Annual Addition, his Supplemental After-Tax Contributions shall be returned to him to the extent necessary to insure that this limit is not exceeded. If the allocated amounts nonetheless continue to exceed the Maximum Annual Addition, the Matching Contributions and forfeitures which would cause the Member's Annual Addition to exceed the Maximum Annual Addition will be successively allocated in the manner described in Section 5.4 among the Accounts of eligible Members whose Annual Additions do not exceed the Maximum Annual Addition. If, after such allocations have been made, there remain Matching Contributions or forfeitures which cannot be allocated without causing the Annual Addition of a Member to exceed the Maximum Annual Addition, the forfeitures which cause the Annual Addition to exceed the Maximum Annual Addition and the Matching Contributions which result from a reasonable error in estimating the Member's Includible Compensation or from any other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable under section 1.415-6(b)(6) of the Treasury Regulations and which cause the Member's Annual Addition to exceed the Maximum Annual Addition will be held in a suspense account in the Trust Fund to be carried forward and allocated in subsequent Limitation Years as provided in Section 5.4. Such suspense account will not participate in the allocation of the net income or net loss of the Trust Fund.

                    (b) MEMBERS COVERED BY TWO OR MORE DEFINED CONTRIBUTION PLANS. If, in addition to this Plan, the Member is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year, the following provisions will apply. The Annual Addition which may be credited to a Member's Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Member's accounts under the other Defined Contribution Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Addition with respect to the Member under the other Defined Contribution Plans and Welfare Benefit Funds maintained by a Controlled Group Member is less than the Maximum Annual Addition and the Matching Contribution that would otherwise be contributed or allocated to the Member's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed the Maximum Annual Addition, the amount to be contributed or allocated to the Member's Account under this Plan will be reduced so that the Annual Addition under all such Defined Contribution Plans and Welfare Benefit Funds for the Limitation Year will equal the Maximum Annual Addition. If the aggregate Annual Addition with respect to the Member under such other Defined Contribution Plans and Welfare Benefit Funds is equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Member's Account under this Plan for the Limitation Year. An excess Annual Addition will be reduced in the manner described in Section B.4(c).

                    (c) REDUCTION OF EXCESS ALLOCATIONS. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for the Limitation Year will be determined on the basis of the Member's Includible Compensation for the Limitation Year. If a Member's Annual Addition under this Plan and the other Defined Contribution Plans and Welfare Benefit Funds maintained by Controlled Group Members would result in the Annual Addition exceeding the Maximum Annual Addition for the Limitation Year, the excess amount will be deemed to consist of the Annual Addition last allocated. In making this determination, the Annual Addition attributable to a Welfare Benefit Fund will be deemed to have been allocated first regardless of the actual date of allocation. If an excess amount was allocated to a Member on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i) the total excess amount allocated as of such date and (ii) the ratio of the Annual Addition allocated to the Member for the Limitation Year as of such date under this Plan to the total Annual Addition allocated to the Member for the Limitation Year as of such date under this and all the other Defined Contribution Plans. Any excess amount attributed to this Plan will be disposed of in the manner described in Appendix B.4(a).

           B.5 AGGREGATE BENEFIT LIMITATION. If a Controlled Group Member maintains, or at any time maintained, one or more Defined Benefit Plans covering any Member in this Plan, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Limitation Year will equal no more than one (1.0). The provisions of the Defined Benefit Plans will govern the order of reduction of Annual Additions or benefit accruals necessary, to meet this limitation. If the provisions of the Defined Benefit Plans are silent, the current Annual Addition under this Plan will be reduced first, and then the rate of accrual under the Defined Benefit Plans will be reduced, if necessary to meet this limitation. If the Defined Contribution Plans taken into account in determining the Member's Annual Addition under this Appendix satisfied the requirements of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0. For purposes of this Section, a Member's voluntary nondeductible contributions to a Defined Benefit Plan will be treated as being part of a separate Defined Contribution Plan.

           B.6 AGGREGATION OF PLANS. For purposes of this Appendix, all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan.

                                   APPENDIX C

                            GENCORP/OMNOVA SOLUTIONS
                          JOINT RETIREMENT SAVINGS PLAN

                              TOP-HEAVY PROVISIONS
                              --------------------


           C.1 PRIORITY OVER OTHER PLAN PROVISIONS. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Appendix will supersede any conflicting provisions of the Plan. However, the provisions of this Appendix C will not operate to increase the rights or benefits of Members under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

           C.2 DEFINITIONS USED IN THIS APPENDIX. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                  (a) "DEFINED BENEFIT DOLLAR LIMITATION" means the limitation described in Appendix B.2(b).

                  (b) "DEFINED BENEFIT PLAN" means the Qualified Plan described in Appendix B.2(d).

                  (c) "DEFINED CONTRIBUTION DOLLAR LIMITATION" means the limitation described in Appendix B.2(e).

                  (d) "DEFINED CONTRIBUTION PLAN" means the Qualified Plan described in Appendix B.2(g).

                  (e) "DETERMINATION DATE" means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

                  (f) "DETERMINATION PERIOD" means the Plan Year containing the Determination Date and the four preceding Plan Years.

                  (g) "INCLUDIBLE COMPENSATION" means the compensation described in Appendix B.2(h).

                  (h) "KEY EMPLOYEE" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includible Compensation exceeds 50% of the dollar limitation under Code section 415(b)(1)(A), (ii) an owner (or considered an owner under Code section 318) of one of the ten largest interests in a Controlled Group

Member, if such individual's Includible Compensation exceeds the Defined Contribution Dollar Limitation, (iii) a 5% owner of a Controlled Group Member, or (iv) a 1% owner of a Controlled Group Member who has annual Includible Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Code section 416(i). For purposes of this Appendix C, 'non-Key Employee' means any Employee or former Employee (and the Beneficiary of a deceased Employee) who is not a Key Employee.

                  (i) "MINIMUM ALLOCATION" means the allocation described in the first sentence of Appendix C.4(a).

                  (j) "PERMISSIVE AGGREGATION GROUP" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

                  (k) "PRESENT VALUE" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

                  (1) "REQUIRED AGGREGATION GROUP" means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates or participated at any time during the Plan Year or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

                  (m) "TOP-HEAVY PLAN" means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                  (n) "TOP-HEAVY RATIO" means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this Subsection.

                  (o) TOP-HEAVY VALUATION DATE means the last day of each Plan Year.

           C.3 COMPENSATION TAKEN INTO ACCOUNT. For any Plan Year in which the Plan is a Top-Heavy Plan, the amount of each Member's Includible Compensation taken into account for purposes of determining allocations under the Plan will not exceed the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of such Member's Includible Compensation for such Plan Year.

           C.4    MINIMUM ALLOCATION.

                  (a) CALCULATION OF MINIMUM ALLOCATION. For any Plan Year in which the Plan is a Top-Heavy Plan, each Member who is not a Key Employee will receive an allocation of Matching Contributions and forfeitures of not less than the lesser of 3% of his Includible Compensation for such Plan Year or, in the event that the Controlled Group Members maintain no Defined Benefit Plan which covers a Member in this Plan, the percentage of Includible Compensation that equals the largest percentage of Matching Contributions and forfeitures allocated to a Key Employee expressed as a percentage of the first $200,000 of Includible Compensation received by such Key Employee in that Plan Year. For purposes of determining the largest percentage of Matching Contributions and forfeitures allocated to a Key Employee, elective contributions made by a Key Employee pursuant to a Salary Reduction Agreement shall be counted as if they were Matching Contributions. The Minimum Allocation is determined without regard to any Social Security contribution.

The Minimum Allocation applies even though under other Plan provisions the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, or (ii) the non-Key Employee's Compensation is less than a stated amount.

                  (b) LIMITATION ON MINIMUM ALLOCATION. No Minimum Allocation will be provided pursuant to Section C.4 (a) to a Member who incurred a Termination of Employment Date during the Plan Year and who has not returned to work and is not employed by a Controlled Group Member on the last day of the Plan Year.

                  (c) MINIMUM ALLOCATION WHEN MEMBER IS COVERED BY ANOTHER QUALIFIED PLAN. If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Members in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of Section C.4(a) will not apply to any Member covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Members in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions of Section C.4(a) will not apply to any Member covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Members in this Plan, and the provisions of the preceding sentence do not apply, then each Member who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of Section C.4(a) with the substitution of "5%" in each place that "3%" occurs therein.

                  (d) NONFORFEITABILITY. The Member's Minimum Allocation required under this Section, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Appendix, may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

           C.5 MODIFICATION OF AGGREGATE BENEFIT LIMIT.

                  (a) MODIFICATION. Subject to the provisions of Section C.5(b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Appendix B will be modified by substituting "100%" for "125%" in Section B.2(c) and (f).

                  (b) EXCEPTION. The modification of the aggregate benefit limit described in Section C.5(a) will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of Section C.4(a) are met when such requirements are applied with the substitution of "4%" for "3%"; (ii) The Minimum Allocation requirements of Section C.4(c) are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or (iii) Employees who are not Key Employees accrue a benefit for such Plan Year of not less than 3% of their average Includible Compensation for the five consecutive Plan Years in which they had the highest Includible Compensation (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Member's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

           C.6 MINIMUM VESTING.

                    (a) REQUIRED VESTING. For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in Section C.6(b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the regular vesting provisions set forth in Section 9.1. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in Section C.6(b) to the regular provisions set forth in Section 9.1 will be treated as an amendment subject to Section 16.1. However, this Section C.6(a) does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Account balances will be determined without regard to this Section.

                    (b)  MINIMUM VESTING SCHEDULE.

              Years of                    Percentage Vested
          Continuous Service              and Nonforfeitable
          ------------------              ------------------

               Less than 2                         0
               2 but less than 3                  20
               3 but less than 4                  40
               4 but less than 5                  60
               5 but less than 6                  80
               6 or more                         100